As filed with the Securities and Exchange Commission on December __, 1997
                                      Registration No. 33-97560
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Form S-1/A (POS-AM)

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             COMPUTER CONCEPTS CORP.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                    [8980]                     11-2895590
-----------------------    ---------------------------     ---------------------
 (State or Jurisdiction   (Primary Standard Industrial        (IRS Employer
of Incorporation or        Classification Code Number)     Identification Number
   Organization)
                                               Daniel DelGiorno, Jr., President
                                               Computer Concepts Corp.
       80 Orville Drive                        80 Orville Drive
       Bohemia, New York 11716                 Bohemia, New York 11716
          (516) 244-1500                           (516) 244-1500
---------------------------------    -------------------------------------------
(Address and telephone number, of   (Name, address and telephone number of agent
principal executive offices and                    for service)
  principal place of business)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box [X].

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                 Proposed  Maximum     Proposed Maximum
  Title of Each Class of         Amount to be    Offering Price Per    Aggregate Offering       Amount of
Securities to be Registered      Registered(1)      Security(2)             Price (2)        Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 Par Value     9,589,869           $.61                $5,841,429            $2,829
=============================================================================================================

(1) Includes 5,901,574 shares issuable upon exercise of options or warrants.
(2) Estimated solely for purposes of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933, based on the average high and low reported sale prices on the National Association of Securities Dealers, Inc. Automated Quotations System on December 15, 1997.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                             COMPUTER CONCEPTS CORP.

                              CROSS REFERENCE SHEET


        Registration Statement
        Item Number and Heading                     Location in Prospectus
        -------------------------                   ----------------------

1.   Forepart of Registration Statement
     and Outside Front . . . . . . . . . . . . .  Cover Page
     Cover Page of Prospectus
2.   Inside Front and Outside Back Cover
     Pages of Prospectus . . . . . . . . . . . .  Summary, Risk Factors
3.   Summary Information and Risk Factors  . . .
4.   Use of Proceeds . . . . . . . . . . . . . .  Use of Proceeds
5.   Determination of Offering Price . . . . . .  Cover Page; Risk Factors;
                                                  Selling Security holders
6.   Selling Security holders. . . . . . . . . .  Selling Security holders
7.   Dilution. . . . . . . . . . . . . . . . . .  Not Applicable
8.   Plan of Distribution. . . . . . . . . . . .  Plan of Distribution; Risk Factors;
                                                  Management; Selling Security holders
9.   Description of Securities . . . . . . . . .  Description of Securities
10.  Interests of Named Experts and Counsel  . .  Legal Matters; Experts
11(a).Description of Business. . . . . . . . . .  The Company; Business
11(b).Description of Property. . . . . . . . . .  Business - Property
11(c).Legal Proceedings. . . . . . . . . . . . .  Business - Legal Matters
11(d).Market for Common Equity and Related
      Stockholder Matters  . . . . . . . . . . .  Cover Page; Security Ownership of Certain
                                                  Beneficial Owners and Management;
                                                  Description of Securities
11(e).Financial Statements . . . . . . . . . . .  Financial Statements
11(f).Selected Financial Data  . . . . . . . . .  Selected Financial Data
11(g).Supplementary Financial Information  . . .  Financial Statements
11(h).Management's Discussion and Analysis or
      Plan of Operation  . . . . . . . . . . . .  Management's Discussion and Analysis of
                                                  Financial Condition and Results of Operations
11(i).Changes in and Disagreements with
      Accountants on Accounting and Financial
      Disclosure . . . . . . . . . . . . . . . .  Changes in Accountants
11(j).Directors, Executive Officers, Promoters
      and Control Persons  . . . . . . . . . . .  Management
11(k).Executive Compensation . . . . . . . . . .  Management
11(l).Security Ownership of Certain Beneficial
      Owners and . . . . . . . . . . . . . . . .  Security Ownership of Certain Beneficial
      Management                                  Owners and Management
11(m).Certain Relationships and Related
      Transactions   . . . . . . . . . . . . . .  Certain Transactions
12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities . . . . . . . . . . . . . . . .  Management, Part II
13.  Other Expenses of Issuance and Distribution  Part II
14.  Indemnification of Directors and Officers .  Management; Part II
15.  Recent Sales of Unregistered Securities . .  Part II
16.  Exhibits and Financial Statement Schedules.  Part II
17.  Undertakings. . . . . . . . . . . . . . . .  Part II

PROSPECTUS



                             COMPUTER CONCEPTS CORP.

                        9,589,869 Shares of Common Stock


     This  Prospectus  relates to 9,589,869  shares of Common  Stock,  par value
$.0001 per share, of Computer Concepts Corp., a Delaware corporation (the "Company"). See "Description of Securities" and "Selling Security holders."

   The Common Stock offered by this Prospectus may be sold from time to time by the Selling Security holders, or by their transferees. No underwriting arrangements have been entered into by the Selling Security holders. The distribution of the securities by the Selling Security holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security holders in connection with sales of such securities.

   The Selling Security holders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities
Act of 1933, as amended ("Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Security holders against certain liabilities, including liabilities under the Securities Act.

   The Company will bear the expenses of this offering, including filing fees.

     The Company's Common Stock is traded on NASDAQ (NASDAQ SmallCap Market symbol: CCEE). On December 15, 1997 , the last reported sale price of the Company's Common Stock as reported by NASDAQ was $.59375 per share.

                        --------------------------------

                 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY
                       INVOLVES A HIGH DEGREE OF RISK AND
         SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS
                           OF THEIR ENTIRE INVESTMENT.
                               SEE "RISK FACTORS.
                        --------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------

                 The date of this Prospectus is _________, 1997

                           REPORTS TO SECURITY HOLDERS

       The Company intends to furnish its shareholders with annual reports containing audited financial statements, examined by an independent public accounting firm, and such interim reports as it may determine to furnish or as may be required by law. The Company's fiscal year ends on December 31 of each year.

                              AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the
Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common Stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

   The Company's Common Stock is registered with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Suite 788, 1375 Peachtree St., N.E., Atlanta, Georgia 30367, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the National Association of Securities Dealers, Inc. Automated Quotations System, and copies of the foregoing materials and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                   THE COMPANY

     Computer Concepts Corp. (hereinafter referred to as "Computer Concepts" or the "Company") was organized under the name Unique Ventures, Inc., under the laws of the State of Delaware on August 27, 1987. Unique Ventures, Inc. thereafter became a "blind-pool" public company and changed its name to Computer Concepts Corp. in 1989.

   The Company designs, develops, markets and supports information delivery computer software products, including end-user data access tools for personal computers and systems management software products for corporate mainframe data centers. This business has been built through a combination of development, acquisitions and a strategic partnership.

   During the years 1989 through 1992, the Company was primarily engaged in research and development activities regarding its primary product, "d.b.Express
 ." During 1993, the Company began to expand its product, sales, marketing and administrative activities, and began the transition from a research and development-oriented company into a market-driven software products business. In 1994, the Company continued the process of evaluating its businesses and determining where its strategic focus and financial and management resources should be directed. As a result, for the fourth quarter of 1994, the Company adjusted the value of certain assets to reflect their net realizable value and management's current operating plan. In 1995, 1996 and 1997, the Company determined to further focus its activities to its Softworks, Inc. subsidiary and exploitation of the parent Company's d.b.Express software technology and in 1996, sold its "Superbase" technology assets and in 1997 sold the net assets of its MapLinx Inc. subsidiary. As a result, for the third and fourth quarters of 1995 and for the fourth quarter of 1996, the Company adjusted the value of certain assets to reflect their net realizable value.

   In October 1990, Computer Concepts acquired RAMP Associates, Inc. ("RAMP"), a privately owned Delaware corporation engaged in general computer consulting services. RAMP was previously owned by Russell Pellicano, the inventor of d.b.Express, and currently a director and officer of the Company. During the fourth quarter of 1993, in connection with its long-term strategic plan, the Company eliminated its general computer consulting service line, taking a charge for the write-off of the unamortized goodwill associated with RAMP as well as the accrual of certain severance costs.

   Effective September 1993, the Company acquired Softworks, Inc. ("Softworks"), a private Maryland company founded in 1977, and an acknowledged leader providing systems management software for mainframe computer systems. Softworks currently markets twenty-four software products, and holds over 2,400 licenses in over 1,800 customer installations worldwide. The products are installed in approximately 80 of the Fortune 100 companies' data centers. See Note 3 of Notes to Consolidated Financial Statements for the year ended December 31, 1996 .

   During June 1994, the Company completed the purchase of the Superbase technology and certain related assets from Software Publishing Corporation. Superbase is a database programming language. The Company sold this asset in the second quarter of 1996. See Note 3 of Notes to Consolidated Financial Statements for the year ended December 31, 1996.

   During December 1994, the Company acquired MapLinx, Inc. ("MapLinx"), a provider of PC based software that allows for geographical presentation of database information. See Notes 3 and 12 of Notes to Consolidated Financial Statements for the year ended December 31, 1996. In conjunction with the

Company's decision to focus its activities on exploitation of the d.b.Express technology and its Softworks subsidiary, the Company sold the net assets of MapLinx in 1997.

   During December 1994, through its Softworks' subsidiary, the Company acquired DBopen, Inc. ("DBopen"), a provider of PC database administration tools employing client/server technology. During the third quarter of 1995, certain new products pertaining to this acquisition were introduced in the market. During the fourth quarter of 1995, as a result of limited sales and changing market conditions, it was determined that significant additional expenditures would have to be incurred to modify the product to meet these changing market conditions. In the opinion of management, such additional expenditures exceeded the potential benefits, and accordingly, a decision was made to discontinue the products. Consistent with this decision, the Company wrote off the carrying value of its investment in the DBopen acquisition of $1,317,000 in the fourth quarter of 1995.

   The Company's long-term strategic plan is focused on becoming a preeminent provider of innovative software products which break down barriers between people and data (thereby allowing corporate users to more easily access enterprise-wide data) through sales of existing products and new technologies as well as continuing to support the Softworks' mainframe sector. To achieve this plan, the Company plans growth of d.b.Express primarily through the development of several vertical markets. Telecommunications is presently being targeted as one of the first vertical markets. Additionally the Company will also focus on software tools for the data warehousing markets. These markets are being driven by wide-scale corporate right-sizing and the empowerment of people to access enterprise-wide data, both of which create greater efficiencies and corporate profits. Additionally, a new, potentially significant, component in Softworks' strategic plan is Softworks' Year 2000 technology which positions the Company to capitalize on providing solutions for certain elements of the impending world-wide year 2000 problem. In addition to the d.b.Express and Softworks product lines, the Company has a newly formed business unit which is designed to provide a wide array of information technology, support and services. The Company has employed an individual formerly with I.B.M. having expertise in this field and intends to capitalize on his experience and competency in order to create a unique, single management infrastructure to support an extensive selection of services and vendors. The Company's new business line offers solutions, support, and strategies to solve various business crises in such areas as: network determinations, help desk applications, wiring/cabling, LAN connections, moves/adds/changes, and project management, as well as overseeing new installations and offering on-site component repair.

     During the first quarter of 1995, the Company reorganized its management team. A new business plan was developed and implemented, with the major focus of the new business plan being the development of strategic alliances, and securing d.b.Express license agreements with major software companies which has since been further refined to focus on selected vertical markets with an initial emphasis on the telecommunications market. The first evidence of potential future success of this plan was announced on June 1, 1995 when the Company and Oracle Corporation entered into a development agreement. The Company also has entered into development or license agreements with IBM, Dell Computers and Information Builders, Inc., however, the Company was advised in the second quarter of 1996 that Dell Computers was discontinuing the distribution of d.b.Express. Additionally, the Company entered into a world-wide marketing agreement with Perot Systems Corporation in December, 1995, and on April 12, 1996, the Company confirmed the signing of a contract with the State of New York permitting all State agencies and divisions to acquire d.b.Express however the contract does not guarantee any minimum number of orders. The Company is currently in negotiations with several other national corporations and leading software companies for the licensing of d.b.Express. None of these agreements provide for any sales commitments, and to date, sales from such agreements have been insignificant. Recently, pursuant to the Company's shift to pursuing a vertical market, the telecommunications industry, the Company announced that it has signed an agreement with a major telecommunications company from which it anticipates the receipt of significant d.b.Express revenues in 1998; the Company will receive an initial payment in excess of $700,000 and share in revenues generated by the technology thereafter. Management believes that other negotiations may result in the consummation of additional strategic alliances and/or software license agreements within the foreseeable future although there are no assurances such agreements will occur.

   Pursuant to the authorization granted at the Company's Annual Meeting of Shareholders held March 20, 1996, the Company's authorized capital was increase to 150,000,000 shares of Common Stock on March 22, 1996.

   At the Company's Annual Meeting of Shareholders held November 26, 1997, authorization for an amendment to the Company's Articles of Incorporation to increase its authorized capital from 150,000,000 shares of Common Stock to 300,000,000 shares of Common Stock was approved, and authorization to effect a reverse stock split at a ratio of 1 for 2 up to 1 for 10, was approved. No action has been taken in regard to any of these authorizations, and the Company does not currently have plans to take action. Therefore, there is no assurance that either, both or neither of the authorized actions will be effected.

     During 1996, the Company strengthened its corporate management team by retaining consultants to oversee, direct and supervise the operations as well as sales and marketing. Further, during the second half of 1996, the Company retained additional key employees at both corporate and Softworks. The Company believes that the increase in and strengthening of upper level management, throughout the corporation will aid and improve its performance in the near future. With respect to the d.b.Express technology, the Company is continuing its efforts to develop strategic alliances, and securing d.b.Express license agreements with major software companies, as well as pursue specific vertical markets, such as telecommunications. In this regard, the Company announced that its d.b.Express technology has been integrated into British Telecom's Syncordia Services' C-View application which allows customers to remotely access over the Internet a wide variety of account information maintained in Syncordia's central data repository. The d.b.Express technology enables the customer to access the data without the need to download the data first and is believed to provide at least one solution to that aspect of the Internet "bandwidth" problem. The
Company recently announced that it had signed an agreement with a major telecommunications company and anticipates receipt of significant d.b.Express revenues therefrom in 1998, however, due to contractual restrictions the Company is presently limited from further disclosures regarding the terms of the agreement.


   See "Risk Factors", "Management" and "Certain Transactions" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                              THE OFFERING

Securities Offered by the Selling Security holders. .        9,589,869 Shares of Common Stock

NASDAQ SmallCap Market Symbol
   for Common Stock . . . . . . . . . . . . . . . . .        CCEE

Risk Factors. . . . . . . . . . . . . . . . . . . . .        Purchase of Common Stock being offered
                                                             hereby involves a significant degree of risk,
                                                             including the potential loss of all funds
                                                             invested, and including risks associated
                                                             with the need for additional funds, a
                                                             limited operating history, intense
                                                             competition, rapid growth, and dependence
                                                             on key personnel, among others.  See
                                                             "Risk Factors."

Number of shares outstanding if all securities
offered are sold (including 5,901,574 shares
included herein issuable upon exercise of
options or warrants, and 10,495,815 shares issuable
upon exercise of options or warrants previously
issued) . . . . . . . . . . . . . . . . . . . . .            143,679,037

SUMMARY FINANCIAL INFORMATION

         The following summary financial information concerning the Company has been derived from the Consolidated Financial Statements, related notes and other financial information included elsewhere in this Prospectus and should be read in conjunction with such financial statements and the notes thereto. All share and per share data has been adjusted to reflect the one-for-four reverse stock split approved by the Company's shareholders on September 22, 1992. This information should be read in conjunction with the Consolidated Financial
Statements:

         Summary Consolidated Statement of Operations Data

                                  Nine Months Ended
                                     September 30          Years Ended December 31,
                                  -----------------        ------------------------
                                         (in thousands, except per share data)

                                   1997     1996      1996      1995      1994      1993     1992
                                   ----     ----      ----      ----      ----      ----     ----


Revenues                         $19,931   $12,144   $19,030   $16,302   $13,695   $3,360 $     97
                                 -------   -------   -------   -------   -------   ------  -------
Total costs and expenses          32,455    21,418    35,173    34,667    25,474   16,699    5,074
                                 -------   -------   -------    ------   -------   ------  -------

Operating loss                  $(12,524)  $(9,274)  (16,143)  (18,365)  (11,779) (13,339)  (4,977)
Other income (expense)              (475)   (2,810)   (2,810)     -         (428)    (111)       1
                                 -------   -------   -------   -------   -------  -------  -------

Net loss                        $(12,999) $(12,084) $(18,953) $(18,365) $(12,207)$(13,450) $(4,976)
                                 =======   =======   =======   =======  ========  =======  =======

Net loss per share                 $(.12)    $(.18)   $(0.27)   $(0.37)   $(0.51)  $(0.86)  $(0.40)
                                 =======   =======   =======   =======   =======  =======  =======

Weighted average common
shares outstanding               106,897    66,052    71,301    49,211    24,110   15,721   12,332
                                 =======   =======   =======   =======   =======  =======  =======





  Summary Consolidated Balance Sheet Data

                               At September 30,             At December 31,
                               ----------------             ---------------
                                               (In thousands)


                                  1997      1996      1996      1995       1994     1993    1992
                                  ----      ----      ----      ----       ----     ----    ----

Working capital (deficit)         $1,334   $3,694    $2,809   $(2,998)   $(3,590) $2,545   $(610)
Total assets                      33,737   25,265    27,671    16,081     21,609  20,607   4,044
Long term debt                       280    2,695       526       800        695     172     163
Long term debt - current portion     453      381       458       359        119      53      26
Common stock subject to redemption     -        -               4,000      4,000       -       -
Shareholders' equity               8,497    6,385     9,524     2,009      7,839  12,168   2,010


                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these securities. Prospective investors, prior to making an investment decision, should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors:

     1. Need for Additional Funds. Based on current levels of operations and commitments, the Company anticipates that it will need to generate positive cash flows from operations in order to decrease its dependency on cash flows from financing activities. Adequate funds for the Company's businesses on terms favorable to the Company, whether through additional equity financing, debt financing or other sources, may not be available when needed and may result in significant dilution to existing stockholders. Further, the Company has no bank or other credit facility or other readily available access to debt financing. If the Company is unable to secure additional funding when required, it would most likely decrease or eliminate certain current or expansion activities or sell certain of its operations. Ultimately, its inability to obtain sufficient funds from operations or external sources would have a material adverse effect on its financial condition and viability.

     2. Lack of Profitable Operations and Cash Flow from Operations; Future Profitability Uncertain. The Company first acquired operating assets in April of 1989. It has incurred net losses of approximately $12,207,000 for 1994, $18,365,000 for 1995, and $18,953,000 for the year ended December 31, 1996, and
$12,999,000 for the nine months ended September 30, 1997, and cumulative losses of $82,355,000 through September 30, 1997, and may incur additional losses in the course of building its business. The profitability of the Company under its current business plan is substantially dependent upon the successful exploitation of its d.b.Express technology. There can be no assurances that the Company will be able to successfully exploit the d.b.Express technology, and the Company received a "going concern" opinion in its 1996 Consolidated Financial Statements.

     3. Limited Operating History. The Company acquired or started its businesses in 1989. Effective October 1990, it acquired Ramp Associates, Inc. and effective September 1993, it acquired Softworks, Inc., both of which operated as private self-sufficient companies prior to their acquisition by the Company. The Company eliminated the Ramp Associates, Inc. line of consulting services effective December 1993. The Company purchased the "Superbase" database software technology in June 1994 and acquired DBopen Inc., and MapLinx, Inc. in December 1994. Subsequent to these acquisitions, as a result of limited sales, changing market conditions and management's decision to focus its activities on exploitation of d.b.Express and Softworks, management has determined to sell the "Superbase" technology assets (sold in the second quarter of 1996), discontinue the DBopen related products and sold the net assets of MapLinx in 1997. Although the Company has taken the steps it believes are necessary to exploit
d.b.Express, there can be no assurance that the Company's efforts will be successful in this regard. To date, revenues generated from d.b.Express products have been insignificant.

     The Company's products have generated revenues of $19,931,000 for the nine months ended September 30, 1997, and $19,030,000, $16,302,000 and $13,695,000
for the years ended December 31, 1996, 1995 and 1994, respectively.

     4. Potential Adverse Impact on Market Price of Shares Eligible for Future Sale. The Company has approximately 127,281,648 shares of Common Stock outstanding as of December 15, 1997, of which approximately 106,000,000 are currently without restriction on resale, an additional 11,754,530 and 11,855,155 shares and shares issuable upon exercise of options are being registered on Forms S-1 and S-8, respectively in addition to the shares being registered herein. The influx of all of this Common Stock on the market together with the 9,589,869 shares registered hereunder (3,688,295 outstanding shares and 5,901,574 shares issuable upon exercise of options or warrants included herein) , could have a significant adverse effect on the market for, as well as the price of, the Common Stock. If all outstanding options and warrants, including options subject to various performance requirements, were exercised, the outstanding shares would total 143,679,037 shares. A decline in the market price also may make the terms of future financings which involve the Company's Common Stock or the use of convertible debt more burdensome. Although the exercise of the options being registered hereunder would result in significant proceeds to the Company (approximately $12,800,000 if all outstanding warrants and options are earned and are exercised for cash), the impact of any significant number of such shares entering the market would likely have a negative impact on the market price for the Company's Common Stock. The Company increased its authorized number of shares of common stock from 60,000,000 to 150,000,000 on March 22, 1996, and received on November 26, 1997,authorization from the shareholders to increase the authorized capital to 300,000,000 shares of Common Stock and/or to effect a reverse stock split in a ratio of from 1 for 2 to 1 for 10 in the Board of Directors' discretion. The Company does not currently plan to act on either authorization, however, there is no assurance that either, both or neither of the authorizations will be effected.

     5. Competition. The Company's products are marketed in a highly competitive environment characterized by rapid change, frequent product introductions and declining prices. Further, the Company's personal computer products have been designed specifically for use on the Intel x86 family of computers, utilizing other well known database products. A decline in the use of this type of personal computer or the emergence of competitive platforms could materially adversely affect the market for the Company's products. The Company considers certain end-user data access tool and executive information system software companies to be competitors of its d.b.Express product, including Trinzic Corporation, Cognos, Inc., Comshare Corp., and Pilot Software, Inc. While the Company believes that d.b.Express can compete effectively against such companies' product offerings based on ease of use, lack of programming, data access, speed and price, no assurance can be given in this regard. Certain of Softworks' products compete with products from Boole & Babbage, Legent Corp. and BMC, and while the Company believes that Softworks' products compete effectively based on quality of product, support and price, no assurances can be given in this regard. Many of the Company's existing and potential competitors possess substantially greater financial, marketing and technology resources than the Company.

     6. Current Litigation. The Company and certain of its officers and directors are parties to several lawsuits including one class action claim which has been settled but is still waiting for final adjudication. While the Company intends to vigorously defend these actions, any substantial judgment against the Company would have a material adverse effect on its financial condition and threaten the Company's viability. The Company also settled a prior class action claim in 1996. See "Business - Legal Proceedings."

     7. Seasonality. The Company's quarterly results are subject to fluctuations from a wide variety of factors including, but not limited to, new product introductions, domestic and international economic conditions, customer budgetary considerations, the timing of product upgrades and customer support agreement renewal cycles. As a result of the foregoing factors, the Company's operating results for any quarter are not necessarily indicative of results for any future period.

     8. Dependence on Key Personnel. The Company is highly dependent on its executive officers and management personnel, the loss of any of whom could have an adverse affect upon its operations. While the Company has employment agreements with several management persons, it has no employment agreements with its principal executive officers. Should any of the members of the Company's senior management be unable or unwilling to continue in their present roles or should such person determine to enter into competition with the Company, the Company's prospects could be adversely affected. The Company's success is also dependent upon its ability to attract, retain and motivate highly-trained technical, marketing, sales and management personnel. The inability to attract, retain and motivate personnel required for development, maintenance and expansion of the Company's activities could adversely affect its business and prospects.

     9. Substantial Number of Outstanding Shares of Common Stock and Volatility in Trading Price. The Company has approximately 127,281,648 shares of Common Stock outstanding as of December 15, 1997, of which approximately 106,000,000 are currently without restriction on resale, an additional 11,754,530 and 11,855,155 shares and shares issuable upon exercise of options are being registered on Forms S-1 and S-8, respectively in addition to the shares being registered herein. Certain of these shares were issued in private transactions for which the Company issued price guarantees. Although the Company has no immediate acquisition plans, potential future acquisitions could result in the issuance of substantial additional shares of Common Stock. The price of the Company's Common Stock is subject to fluctuation and has increased and decreased substantially during 1995, 1996 and 1997. The trading activity in the Company's Common Stock also varies from time to time so that, at any given time, the sale of a large block could adversely affect the market price of its Common Stock.

     10. Risk of Rapid Growth and Business Expansion. The Company is pursuing a rapid growth strategy that has involved and is expected to continue to involve significant growth over at least the next twelve months. There can be no assurance that the Company will successfully achieve its planned growth. Accomplishing its objectives will depend upon a number of factors, including the Company's ability to develop products internally with emphasis on the exploitation of its d.b.Express product. In addition, the Company may incur development, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect the Company's results of operations.

     11. No Credit Facility. The Company has no credit facility and has no other significant assets other than account receivables which would be available to collateralize any future borrowings. Accordingly, the Company's business could be adversely affected in the event that it has a need for funds in amounts greater than its cash on hand, which it is unable to obtain through debt or equity financing.

     12. No Dividends. The Company has not declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends on its Common Stock. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. Accordingly, there is no assurance that any dividends will ever be paid on the Company's Common Stock.

     13. Importance of and Risks Relating to Intellectual Property Rights. The computer software industry is characterized by extensive use of intellectual property protected by copyright, patent and trademark laws. While the Company believes that it does not infringe on the intellectual property rights of any third parties in the conduct of its business, allegations of any such infringement, or disputes or litigations relating thereto, could have a material adverse affect on the Company's business and financial condition. Also, if third parties were to be permitted to use the Company's proprietary technology without the Company's consent or without the Company being compensated therefor, the Company believes that one of its competitive advantages could be eroded. No assurance can be given that the Company's patents and copyrights will effectively protect the Company from any copying or emulation of the Company's products in the future.

     14. Lack of Managing Underwriter. The sale of the Common Stock of the Selling Stockholders will not be coordinated or controlled by a managing underwriter. Certain Selling Stockholders may be deemed to be underwriters, as such term is defined by the Securities Act. Selling Stockholders will, during the distribution period, also be subject to the restrictions on their purchases and sales of Common Stock as set forth in Rules 10b-6 and 10b-7 under the Exchange Act. See "Selling Security holders" and "Plan of Distribution."

     15. Potential Impact If Rule 15G Becomes Applicable to the Company's Securities. Rule 15G of the Securities Act of 1934 provides certain requirements for the sale of securities which are classified as "penny stocks." As the Company exceeds the asset and revenue parameters for classification as a penny stock (less than $2 million of tangible assets or $6 million of revenues for companies in business more than three years) and trades on the NASDAQ exchange (Small Cap Market) those rules are not currently applicable to the Company. However, in the event, the Company were to be so classified in the future, the compliance requirements for the sale of securities under Rule 15G could have a negative effect on the marketability of the Company's securities.

     16. Potential Loss of Entire Investment in the Company's Securities. An investment in the securities of the Company involves a high degree of risk, including the potential total loss of the investment.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from this offering, except to the extent options or warrants are exercised for cash to purchase any of the 5,901,574 shares covered by this Prospectus underlying stock options or warrants. The net proceeds to the Company, if all outstanding options (including options not covered by this Prospectus) are exercised, will be approximately
$12,800,000. Substantially all of such funds, if any, are intended to be utilized to further exploit the Company's products, including the working capital and general overhead expenses associated therewith.

                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is traded on NASDAQ under the symbol CCEE. The following table sets forth the high and low sales prices of the Common Stock as reported on NASDAQ for the fiscal periods indicated. See "Dividend Policy".

                                                                    Common Stock
                                                                  High         Low
      1994
      ----
       First Quarter . . . . . . . . . . . . .                   5 3/8          2 1/2
       Second Quarter. . . . . . . . . . . . .                 2 15/16          1 1/8
       Third Quarter . . . . . . . . . . . . .                   1 5/8          15/16
       Fourth Quarter. . . . . . . . . . . . .                  1 5/16            5/8

      1995
      ----
       First Quarter . . . . . . . . . . . . .                  1 1/32           7/16
       Second Quarter. . . . . . . . . . . . .                 4 31/32            1/4
       Third Quarter . . . . . . . . . . . . .                       2          1 3/8
       Fourth Quarter. . . . . . . . . . . . .                   3 1/2         1 9/32

      1996
      ----
       First Quarter . . . . . . . . . . . . .                 2 27/32        1 23/32
       Second Quarter  . . . . . . . . . . . .                  2 1/16             1
       Third Quarter . . . . . . . . . . . . .                  1 5/16         17/32
       Fourth Quarter. . . . . . . . . . . . .                   25/32           5/16


      1997
      ----
       First Quarter . . . . . . . . . . . . .                  1 1/32          19/32
       Second Quarter  . . . . . . . . . . . .                   23/32            1/2
       Third Quarter . . . . . . . . . . . . .                   51/64            3/8
       Fourth Quarter (to December 15, 1997). .                  29/32            1/2

       As of October 3, 1997, the total number of shareholders of the Company's Common Stock was approximately 20,200, with 1,700 holders of record, exclusive of shareholders whose shares are held in the name of their brokers or stock depositories which are estimated to be approximately 18,500 additional shareholders.

                                 DIVIDEND POLICY

     Holders of the Company's common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1997:


     Current Portion of Long-Term Debt. . . .              $453,000
     Long-term debt . . . . . . . . . . . . .               280,000

       Stockholders' Equity:

       Common Stock, $.0001 par value; 150,000,000
       shares authorized; 125,535,000 shares issued
       and outstanding . . . . . . . . . . . . . . .         13,000

       Additional paid-in capital. . . . . . . . . .     90,839,000
       Accumulated Deficit . . . . . . . . . . . . .    (82,355,000)

    Total Stockholders' Equity . . . . . . . . . .        8,497,000

    Total Capitalization . . . . . . . . . . . . . .      8,777,000

     As of December 15, 1997, 127,281,648 shares are outstanding, and options and warrants are outstanding for an aggregate 16,397,389 additional shares including all shares authorized for issuance under the various stock incentive plans.

                                      * * *
                             SELECTED FINANCIAL DATA
                      (in thousands, except per share data)

     The selected financial data as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31,1996 , has been abstracted from the audited financial statements of the Company included elsewhere herein; the selected financial data as of December 31, 1994, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, has been abstracted from audited financial statements of the Company not presented herein. The selected financial data as of September 30, 1997, and 1996, and for the nine month periods then ended, are derived from the Company's unaudited financial statements, and, in the opinion of management have been prepared on the same basis as the Company's audited consolidated financial statements and include all adjustments, consisting of normal recurring items, necessary for a fair presentation of such interim financial data. The results of operations for the interim periods presented are not necessarily indicative of results of operations that may be expected for the year ending December 31, 1997. The selected financial data should be read in conjunction with such financial statements and related notes included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All share and per share data has been adjusted to reflect the one-for-four stock split approved by the Company's shareholders on September 22, 1992.

        Summary Consolidated Statement of Operations Data

                                     Nine Months Ended
                                September 30,           Year Ended December 31,
                                -------------           -----------------------
                               (in thousands, except per share data)

                                1997      1996      1996      1995      1994      1993      1992
                                ----      ----      ----      ----      ----      ----      ----
Revenues                       $19,931   $12,144   $19,030   $16,302   $13,695   $3,360   $    97
                               -------   -------   -------   -------   -------   -------  -------
Total costs and expenses        32,455    21,418    35,173    34,667    25,474   16,699     5,074
                               -------   -------   -------   -------   -------   -------  -------
Operating loss                $(12,524)  $(9,274)  (16,143)  (18,365)  (11,779) (13,339)  (4,977)
Other income (expense)            (475)   (2,810)   (2,810)     -         (428)    (111)       1
                               -------   -------   -------   -------   -------   -------  -------
Net loss                      $(12,999) $(12,084) $(18,953) $(18,365) $(12,207)$(13,450) $(4,976)
                               =======   =======   =======   =======   =======   =======  =======

Net loss per share               $(.12)    $(.18)   $(0.27)   $(0.37)   $(0.51)  $(0.86)  $(0.40)
                               =======   =======   =======   =======   =======   =======  =======

Weighted average common
shares outstanding             106,897    66,052    71,301    49,211    24,110   15,721   12,332
                               =======   =======   =======   =======   =======   =======  =======

       Summary Consolidated Balance Sheet Data

                                At September 30,         At December 31,
                                ----------------         ---------------
                                 (In thousands)

                               1997     1996     1996      1995      1994      1993     1992
                               ----     ----     ----      ----      ----      ----     ----
Working capital (deficit)     $1,334   $3,694   $2,809   $(2,998)   $(3,590)  $2,545   $(610)
Total assets                  33,737   25,265   27,671    16,081     21,609   20,607   4,044
Long term debt                   280    2,695      526       800        695      172     163
Long term debt - current
portion                          453      381      458       359        119       53      26
Common stock subject to
redemption                        -        -                4000       4000       -       -
Shareholders' equity           8,497    6,385     9524      2009       7839    12168    2010

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus.

Results of Operations
---------------------

For the Three and Nine Months Ended September 30, 1997, and 1996
----------------------------------------------------------------

Business Description
--------------------

     Computer Concepts Corp. and subsidiaries (the "Company") design, develop, market and support information delivery software products, including end-user data access tools for use in personal computer and client/server environments and systems management software products for corporate mainframe data centers. The Company has recently entered into the Information Services / technology infrastructure service business. The Company's principal market is the United States. Overseas revenues are principally generated from European subsidiaries and distributors.

     The Company currently consists of three operating units or product lines: d.b.Express, Softworks, and a newly formed business unit. d.b.Express provides businesses with a simple, fast, low-cost method of finding, organizing, analyzing and using information contained in databases through a visually-based proprietary software tool. Softworks, provides systems management software products that optimize mainframe system performance, reduce hardware expenditures, and enhance the reliability and availability of the data processing environment. Products marketed by Softworks include technology which addresses the year 2000 problem. During the nine months ended September 30, 1997, the Company commenced operations of a new business unit which is designed to provide a wide array of information technology, support and services. The Company has employed an individual, formerly with I.B.M., having expertise in this field and intends to capitalize on his experience and competency in order to create a unique, single management infrastructure to support an extensive selection of services and vendors. The Company's new business line will offer solutions, support, and strategies to solve various business crises in such areas as: network determinations, help desk applications, wiring/cabling, LAN connections, moves/adds/changes, and project management. Additionally, the Company will oversee new installations as well as offering on-site component repair. The method of revenue recognition will be dependent upon the type and manner of service provided.

Results of Operations
---------------------

Three and Nine Months Ended September 30, 1997 Compared with September 30, 1996
-------------------------------------------------------------------------------

     Revenues for the quarter ended September 30, 1997, were $6,657,000, an increase of $2,344,000 over revenues for the quarter ended September 30, 1996, while for the nine months ended September 30, 1997, and 1996, revenues increased $7,787,000 from $12,144,000 to $19,931,000. For the quarter ended September 30,
1997, revenues increased at Softworks by $2,816,000, while decreases in revenues of $472,000 resulted primarily from the closure of certain subsidiaries and product lines. Year to date increases of $7,138,000 and $1,432,000 at Softworks and Computer Concepts respectively, were offset by decreases of $783,000 from the closure of certain subsidiaries and product lines. The increase in revenues at Softworks is due primarily to the release of new products and expanded sales and marketing efforts. The increase at Computer Concepts is principally due to the revenues generated from its new special services division.

     The cost of revenues and technical support increased $471,000 to $1,825,000 for the quarter ended September 30, 1997, as compared to $1,354,000 for the prior year quarter and by $3,075,000 to $7,046,000 for the nine months ended September 30, 1997, from $3,971,000 for the prior year nine month period. The principal factors for these increases include the release of new product lines and added technical support for ten additional sales offices at Softworks as well as the costs associated with the new special services division at Computer Concepts.

     Research and development costs increased $926,000 to $1,254,000 for the quarter ended September 30, 1997 from $328,000 for the prior year quarter, and increased $1,901,000 to $2,905,000 for the nine months ended September 30, 1997, from $1,004,000 for the prior year nine month period. R&D activities were devoted to further develop current product technologies, as well as the development of technologies pertaining to the Year 2000 problem.

     Sales and marketing expenses increased approximately $3,205,000 for the quarter ended September 30, 1997, to $5,744,000 from $2,539,000 for the prior year. This increase is primarily due to Softworks' domestic expansion, the creation of additional international subsidiaries and its efforts to market and promote Year 2000 technologies. Additional expenses incurred were a result of increased efforts to market d.b.Express For the nine month period ended September 30, 1997, expenses increased when compared to the nine months ended September 30, 1996 by $5,908,000, primarily due to factors mentioned above.

     General and administrative costs increased $792,000 to $2,413,000 for the three months ended September 30, 1997, when compared to $1,621,000 for the quarter ended September 30, 1996, and by $2,004,000 to $7,119,000 for the nine months ended September 30,1997 from $5,115,000 for the nine month period ended September 30, 1996. The principal factors contributing to these increases has been the additional overhead costs associated with the increased efforts to market d.b.Express and technologies associated with the Year 2000 problem, along with non-cash compensation awards made to certain officers, employees and consultants.

     See  Note  3  to  the  condensed   consolidated  financial  statements  for
discussion relating to the non-cash interest charge pertaining to the discount on convertible debentures.

     See Note 5 to the condensed consolidated financial statements for discussion relating to the unusual charges incurred during the nine months ended September 30, 1997. For the quarter ended March 31, 1996, the Company recorded an unusual charge to earnings of $2,075,000 as a result of a settlement of a class action suit.

Financial Condition and Liquidity
---------------------------------

     The Company has incurred consolidated net losses of $4,780,000 for the three months ended September 30, 1997, $12,999,000 for the nine months ended September 30, 1997, and cumulative net losses of $82,355,000 through September 30, 1997. Further, the Company has incurred consolidated net losses of $18,953,000, $18,365,000 and $12,207,000 during the years ended December 31,
1996, 1995, and 1994, respectively. For the nine month period ended September 30, 1997, net cash used in operating activities was $5,872,000, reflecting the above net loss being offset by various non-cash items and changes in assets and liabilities described in the accompanying condensed consolidated statement of cash flows. The Company's cash requirements were primarily financed through current and prior year sales of convertible debentures, sales of common stock and funds generated from Softworks' operations.

     The Company does not maintain a credit facility with any financial institution. The Company has continued to incur significant expenses with respect to the development and marketing of its d.b.Express product technology without generating any significant revenues. As a result of continued operating losses, the use of significant cash in operations and the lack of sufficient funds to execute its business plan, among other matters, there is substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made with respect to the condensed consolidated financial statements to record the results of the ultimate outcome of this uncertainty.

     Management's plans to remain a going concern, as more fully described in these notes, require additional financing until such time as sufficient cash flows are generated from operations. During the nine months ended September 30, 1997, the Company received approximately $3,865,000 (less commissions and fees of $484,000) from the sale of convertible debentures, and $3,000,000 (less commissions and fees of $240,000) from the sale of common stock. See Note 3.a. to the condensed consolidated financial statements.

     There can be no assurances that the Company will be able to obtain sufficient financing to execute its business plan. The Company's primary source of revenue continues to be derived from its Softworks subsidiary. Management's plans to remain a going concern rely upon achieving positive cash flows from operations through the continued growth of Softworks and the successful exploitation of the Company's d.b.Express product. While to date, revenues from d.b.Express have been insignificant, management believes that its proprietary software technology has significant potential in several areas, and solves certain significant business issues in the telecommunications and internet related markets. In order to realize the potential of this product, management will need to aggressively pursue all marketing opportunities. To date, the
Company has incurred significant losses (both cash expenses and non-cash expenses) as a result of the development and marketing of d.b.Express. There can be no assurances that the Company will be successful in achieving positive cash flows from operations with respect to the d.b.Express product. The Company continues to pursue license and development agreements with various companies. While none of the Company's existing agreements or development opportunities, that relate to d.b.Express, provide sales commitments, management believes that the successful exploitation of its d.b.Express technology, as well as the continued growth of Softworks, will eventually enable the Company to achieve positive cash flows from operations. Unless the Company determines to discontinue its pursuit of d.b.Express revenues (which requires significant financial resources), the Company will need to generate positive cash flows from operations from the sale of d.b.Express product in order to decrease its dependency on cash flows from financing activities and remain a going concern. At November 10, 1997, the Company had cash and cash equivalents of approximately $1,674,000. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company's reliance on equity placements.

     In connection with the 1993 acquisition of Softworks, the Company is required to make additional payments to two of Softworks' former shareholders, based upon certain product revenues for the years 1995 through 1998, up to a maximum of $1,000,000 each, for an aggregate maximum of $2,000,000. Through September 30, 1997, the Company has incurred an aggregate liability of $1,409,000, (of which $1,289,000 has been paid) to the non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition, and, accordingly, included in the excess of cost over the fair value of net assets acquired, as these individuals did not continue in the employment of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.

     In July, 1997, the Company completed a transaction in which it sold all rights to the underlying software technologies of its Maplinx, Inc. subsidiary. Further, as part of the transaction, the purchaser acquired all of Maplinx' current assets and assumed all of its liabilities. The sales price of approximately $850,000 was adjusted (reduced) by the excess of Maplinx' current liabilities over current assets (approximately $380,000), resulting in a net sales price of $470,000. Approximately $235,000 was paid at closing, the balance of $235,000 plus interest is due six months from closing. As a result of this transaction, the Company recognized a gain on the sale of net assets of $813,000 in the quarter ended September 30, 1997.

     The Company is a defendant in several lawsuits and class action claims as described in Note 5.c. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the lawsuits and claims, and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of the claims, which could have a material adverse effect on the consolidated financial position and results of operations of the Company. Accordingly, except as expressly discussed herein, the financial statements do not reflect any adjustments that might result from the ultimate outcome of these litigation matters.

     Softworks sells perpetual and fixed term licenses for its mainframe products, for which extended payment terms of three to five years may be offered. In the case of extended payment term agreements, the customer is contractually bound to equal annual fixed payments. The first year of post contract customer support (PCS) is bundled with standard license agreements. In the case of extended payment term agreements, PCS is bundled for the length of the payment term. Thereafter, in both instances, the customer may purchase PCS annually. At September 30, 1997, the amount of such future receivables extending beyond one year was approximately $6,980,000, and is included in installment accounts receivable, due after one year and deferred revenues.

For the Years Ended December 31, 1996, 1995 and 1994
----------------------------------------------------

Financial Condition and Liquidity
---------------------------------

     The Company has incurred consolidated net losses of $18,953,000, $18,365,000 and $12,207,000 during the years ended December 31, 1996, 1995 and
1994, respectively, and cumulative net losses of $69,356,000 through December 31, 1996. As of December 31, 1996, the Company's current assets exceeded its current liabilities by $2,809,000. For the year ended December 31, 1996, net cash used in operating activities was $4,994,000. Net cash used in operating activities for 1996 was less than the Company's total net loss primarily due to non-cash expenses including common stock and options issued for services of $3,446,000, common stock issued subject to forfeiture of $1,508,000 and amortization and depreciation of $3,684,000. In addition, as more fully described in Note 7, the Company recorded a non-cash interest charge associated with certain financing activities of $2,810,000 and, as described in Note 11, recorded a non-cash unusual charge of $2,000,000 related to the settlement of certain litigation. Cash was also used for certain investing activities including capital expenditures of $832,000 and the purchase of software technologies of $526,000. These uses of cash were primarily financed through the sales convertible debentures, common stock and exercises of stock options approximating $11,928,000, net of commissions.

Management's Plan to Continue as a Going Concern
------------------------------------------------

     Although the Company's liquidity position at December 31, 1996, was adversely affected by the Company's continuing losses, the equity placements during the year then ended have enabled the Company to continue operating. The

Company does not maintain a credit facility with any financial institution. Management's plans to remain a going concern, as more fully described below, require additional financing. This financing is anticipated to be in the form of equity and convertible debenture investments, however there can be no assurances that the Company will be able to obtain sufficient financing to execute its plan. As a result of the continuing operating losses, and the lack of sufficient funds to execute its business plan, there is substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made with respect to the consolidated financial statements to record the results of the ultimate outcome of this uncertainty.

     Management's plans to remain a going concern rely upon achieving positive cash flows from operations through the continued growth of Softworks and the successful exploitation of the Company's d.b.Express technology. The Company's primary source of revenue continues to be derived from its Softworks subsidiary. While to date, revenues from d.b.Express have been insignificant, management believes that its proprietary software technology has significant potential in several areas, and solves certain significant business issues in the telecommunications and Internet related markets. In order to realize the potential of this product, management will need to aggressively pursue all marketing opportunities. To date, the Company has incurred significant losses (both cash expenses and non-cash expenses as described in the Notes to the Consolidated Financial Statements) as a result of the development and marketing of d.b.Express. The Company continues to pursue license and development agreements with various companies. While none of the Company's existing agreements or development opportunities provide sales commitments, management believes that the successful exploitation of its d.b.Express technology will eventually enable the Company to achieve positive cash flows from operations. There can be no assurances that the Company will be successful in achieving positive cash flows from operations with respect to the d.b.Express product. Unless the Company determines to discontinue its pursuit of d.b.Express revenues (which requires significant financial resources), the Company will need to generate positive cash flows from operations from the sale of d.b.Express product in order to decrease its dependency on cash flows from financing activities and remain a going concern.

     Growth of the Company's Softworks subsidiary is anticipated to continue for its existing product line, as well as from its new Year 2000 and multi-platform products, and the Company anticipates that during the first half of 1997, Softworks will release its first multi-platform systems management products with a suite of products under the name CenterStage/MP which are being developed to resolve storage issues regardless of platform, and to expand Softworks' market beyond the mainframe segment. The Company believes Softworks' products are positioned to meet the market demand for systems management software.

     The software products being developed for the Year 2000 simplify the Year 2000 conversion process by providing tools to help with the critical processes of identifying, diagnosing and simulating millennium issues throughout the mainframe environment. Management believes this product line will result in additional cash flows which will help to defray the Company's consolidated costs of operations; however, there can be no assurances as to the volume of revenues which will be generated from this product line.

     Management believes that the successful exploitation of the Company's d.b.Express technology, the continuing success of the Softworks' subsidiary's existing product line and the launching of Softworks' Year 2000 and multi-platform technologies, among other things, should enable the Company to eventually achieve positive cash flows from operations. The long-term success of the Company, under its existing business plan, is dependent upon the continuing successful domestic and international growth of Softworks, and the Company's ability to generate material d.b.Express revenues. Due to the recent success and rapid growth of the Company's Softworks' subsidiary, management no longer believes that the Company's future success is solely dependent upon the successful exploitation of the d.b.Express technology. Entry into the Year 2000 and multi-platform markets through its Softworks subsidiary and into the Internet market with the Company's new JAVA based Internet access technology, also opens additional markets for potential future sales.

     Softworks sells perpetual and fixed term licenses for its mainframe products, for which extended payment terms of three to five years may be offered. In the case of extended payment term agreements, the customer is contractually bound to equal annual fixed payments. The first year of post contract support (PCS) is bundled with standard license agreements. In the case of extended payment term agreements, PCS is bundled for the length of the payment term. Thereafter, in both instances, the customer may purchase PCS annually. Revenues with respect to such extended payment terms are deferred and recognized over the period of the installment payment plan. At December 31, 1996, the amount of such future receivables extending beyond one year was $3,714,000, and is included in installment accounts receivable, due after one year and deferred revenues in the accompanying consolidated balance sheet. All of the Company's products and internal software are year 2000 compliant, and the Company does not believe continuing compliance will have a material impact on the Company.

Impending Changes in Accounting

     There are four impending accounting pronouncements that potentially impact the financial accounting and/or reporting of the Company. Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income"" ("SFAS 130"), and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131").

     SOP 97-2, which was issued to provide further guidance on applying generally accepted accounting principles to software transactions, becomes effective for transactions entered into beginning in 1998. Initial adoption of this statement may only be on a prospective basis. The Company is currently reviewing the impact that adopting this statement will have on future reported operations.

     SFAS 128 establishes new standards for computing and presenting earnings per share which simplifies the previous standards and makes them comparable to international standards. This statement becomes effective beginning with the Company's quarter ending December 31, 1997, and requires restatement of all prior-period earnings per share data. The Company is currently reviewing the impact of adopting this statement. Since the Company's common stock equivalents are antidilutive, it is not expected that adoption will have a material impact on the consolidated financial statements.

     SFAS 130, which presents standards for reporting and display of comprehensive income and its components, becomes effective for the Company in 1998 with reclassifications made to previous years required. The Company is currently reviewing the impact that adopting this statement will have on future financial presentations. Since the Company does not have material components of other comprehensive income, it is not expected that adoption will have a material impact on the consolidated financial presentation.

     SFAS 131, which presents standards for determining a reportable segment and for disclosing information regarding each such segment, becomes effective for the Company in 1998 with reclassifications made to previous years required. The Company is currently reviewing the impact that adopting this statement will have on future financial statement disclosures. Since the Company believes that it operates in one industry segment, it is not expected that adoption will have a material impact on the consolidated financial statement disclosures."

Results of Operations

     Fiscal 1996 Compared to Fiscal 1995

     Revenues for the year ended December 31, 1996 were $19,030,000, an increase of $2,728,000 or 17% over the prior years total of $16,302,000. This increase was primarily due to the increase in Softworks' revenues of $4,899,000 and d.b.Express revenues of $180,000, offset by reductions in net revenues of MapLinx of $1,560,000 and discontinued subsidiaries of $840,000.

     Cost of revenues and technical support, of $5,944,000 represents a decrease of $1,130,000 from the prior year's amount of $7,074,000 due principally to reduced costs incurred by MapLinx of $407,000 and by the discontinuation of Superbase and CCEL operations of $1,320,000, offset by increases related to d.b.Express of $681,000.

     During 1996, sales and marketing expenses for the Company increased $3,872,000 to $13,038,000 from $9,166,000 for the year ended December 31, 1995.
The increase was due, in part, to Softworks efforts in establishing overseas operations of $2,319,000. The remaining portion of the increase was attributable to d.b.Express.

     General and administrative expenses decreased $182,000, to $8,009,000 for the year ending December 31, 1996 versus $8,191,000 for the year ending December 31, 1995. The decrease was principally due to discontinued subsidiaries of $1,053,000, reductions by MapLinx of $50,000, offset by increases at Softworks of $723,000 and costs associated with d.b.Express of $384,000.

      Research and development costs increased $226,000 in 1996 to $1,496,000 over the prior year's amount of $1,270,000, due principally to refinements in d.b.Express technology.

     See Note 9 to the Consolidated Financial Statements for a discussion of unusual charges incurred for the years ended December 31, 1996, 1995, and 1994, respectively.

     The reduction in carrying value of long-lived assets of $412,000 in 1996, pertains to the write-down of MapLinx intangible assets.

     Fiscal 1995 Compared to Fiscal 1994

     Revenues for the year ended December 31, 1995, were $16,302,000, an increase of $2,607,000 or 19% over the prior years total of $13,695,000. This increase was primarily due to the acquisition of MapLinx , which had net revenues of $3,780,000, as well as an increase in Softworks' revenues of $2,177,000, offset by the loss of non-recurring revenues generated by the product distribution agreements related to d.b.Express of $2,964,000 in 1994, and reductions in net revenues of $313,000 and $305,000 from Superbase and CCEL, respectively.

     Cost of revenues and technical support, of $7,074,000 represents an increase of $1,537,000 over the prior years amount of $5,537,000 due principally to the MapLinx acquisition which incurred $1,211,000, and increases at Softworks and CCEL of $1,396,000 and $130,000, respectively, offset by decreases from d.b.Express and Superbase of $ 609,000 and $622,000, respectively.

     During 1995, sales and marketing expenses for the Company increased $3,316,000 to $9,166,000 from $5,850,000 for the year ended December 31, 1994.
The acquisition of MapLinx accounted for approximately $2,013,000 of such increase. Other material components include an increase at Softworks of $1,364,000 which was due, in part, to Softworks efforts to bring the DBopen products to market, as well as establishing overseas operations.

     General and administrative expenses increased $255,000, to $8,191,000 for the year ending December 31, 1995 versus $7,936,000 for the year ending December 31, 1994. A major effort put forth by management of the Company to reduce Corporate spending resulted in a reduction of $478,000 over the prior year. This was, however, offset by the acquisition of MapLinx, which was acquired effective December 31, 1994, and incurred expenses amounting to $733,000 during the year.

     Research and development costs increased $749,000 in 1995 to $1,270,000 over the prior years' amount of $521,000, due principally to DBopen and refinements in d.b.Express technology.

     The charge to operations of $3,760,000 for the reduction in carrying values of long-lived assets includes the write-down of the software asset held for sale of $2,440,000 and the write-off of the DBopen acquisition of approximately $1,320,000, both of which are described in Note 3 Acquisitions, of Notes to the Consolidated Financial Statements.

Safe Harbor Statement

     Certain information contained in this annual report, particularly information regarding future economic performance and finances, plans and objectives of management, is forward-looking. In some cases, information regarding certain important factors that could cause actual results to differ materially from any such forward-looking statement appear together with such statement. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the computer software industry, which remains extremely intense, both domestically and internationally, with many competitors pursuing price discounting; changes in economic conditions; the development of new technologies and/or changes in operating systems which could obsolete or diminish the value of existing technologies and products; personnel related costs; legal claims; risks inherent to rolling out new software and new software technologies; the current lack of adequate financial resources to carry out the Company's current business plan in regard to the d.b.Express technology; the potential cash and non-cash costs of raising additional capital or the possible failure to raise necessary capital; changes in accounting principles applicable to the Company's activities and other factors set forth in the Company's filings with the Securities and Exchange Commission.


                                    BUSINESS

INTRODUCTION

     The Company was organized under the name Unique Ventures, Inc. as a "blind pool" public company, under the laws of the State of Delaware on August 27, 1987, and changed its name to Computer Concepts Corp. in 1989. Computer Concepts Corp. and its subsidiaries (hereinafter referred to as "Computer Concepts" or the "Company") operate in the computer software industry segment and design, develop, market and support information delivery software products, including end-user data access tools for personal computers and client/server environments, and develops, markets and supports systems management software products for corporate mainframe data centers.

     Computer  Concepts has  incurred  consolidated  net losses of  $12,999,000,
$18,953,000,   $18,365,000   and   $12,207,000,   on  revenues  of  $19,931,000,
$19,030,000, $16,302,000 and $13,695,000 during the nine months ended September 30, 1997, and the years ended December 31, 1996, 1995 and 1994, respectively, and cumulative net losses of $82,355,000 through September 30, 1997. These operating losses have been essentially funded through the issuance of Computer Concepts' common stock. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company s reliance on equity placements. While there can be no assurances, management believes that the successful implementation of cost saving measures and the successful exploitation of the Company s d.b.Express technology, among other things, should eventually enable the Company to achieve positive cash flows from operations. Management's plans to remain a going concern (see Note 1 of Notes to Consolidated Financial Statements for the year ended December 31, 1996, and Note 2 of Notes to Condensed Consolidated Financial Statements for the Nine Months ended September 30, 1997) require additional financing until such time as sufficient cash flow from operations are generated.

GENERAL

     From 1989 until September, 1993, the Company was primarily engaged in developing its primary product, "d.b.Express". While continuing its efforts to further improve and market d.b.Express, the Company in late 1993 began to implement a structured growth through acquisition plan to increase revenues, by developing and acquiring additional products for distribution, as well as to penetrate different software market segments. There have been no acquisitions during 1996 and 1997 and none are presently planned, however, should an opportunity present itself wherein, in the best interest of the Company, an acquisition would be appropriate, the Company would investigate the acquisition possibilities. The Company, through its process of evaluating its businesses and determining where its strategic focus and financial and management resources should be directed, continually adjusts the value of certain assets to reflect their net realizable value and management s current operating plan.

     In October 1990, Computer Concepts acquired RAMP Associates, Inc. ("RAMP"), a privately owned Delaware corporation engaged in general computer consulting services. RAMP was previously owned by Russell Pellicano, the inventor of d.b.Express, and currently an officer and director of the Company. During the fourth quarter of 1993, in connection with its long-term strategic plan, the Company eliminated its general computer consulting service line, taking a charge for the write-off of the unamortized goodwill associated with RAMP as well as the accrual of certain severance costs.

     Effective September 1993, the Company acquired Softworks, Inc. ("Softworks"), a private Maryland company founded in 1977, and an acknowledged leader providing systems management software for mainframe computer systems. Softworks currently markets twenty-four software products, and holds over 2,400 licenses in over 1,800 customer installations worldwide. The products are installed in approximately 80 of the Fortune 100 companies data centers. See
Note 3 of Notes to Consolidated Financial Statements for the year ended December 31, 1996.

     In connection with the Company s business strategy, during September 1993, an agreement was entered into with Computer Concepts Europe, Ltd. ("CCEL"), an exclusive non-affiliated distributor formed predominantly to market d.b.Express in one of the world s largest software markets. CCEL s focus was promotion, sales and support of the Company s products in major European markets. During August 1994, the Company entered into an agreement to acquire CCEL. As a result of management s subsequent decision to focus its financial and management resources on the exploitation of d.b.Express domestically, the Company significantly curtailed its operations in Europe in order to focus its financial and management resources on the attainment of strategic alliances and software license agreements with major software companies, resulting, in the opinion of management, in much greater product revenues than direct selling could produce. Accordingly, the Company wrote-off the carrying amount of this investment in the fourth quarter of 1994

     During June 1994, the Company completed the purchase of the Superbase technology and certain related assets from Software Publishing Corporation. Superbase is a database programming language. The Company attempted to develop and market this asset without success in 1995. This software technology was sold to a third party in the second quarter of 1996. See Note 3 of Notes to Consolidated Financial Statements for the year ended December 31, 1996.

     During December 1994, the Company acquired MapLinx, Inc. ("MapLinx"), a provider of PC based software that allows for geographical presentation of database information. See Note 3 of Notes to Consolidated Financial Statements for the year ended December 31, 1996. In conjunction with the Company's decision to focus its activities on exploitation of the d.b.Express technology and its Softworks subsidiary, the Company sold the net assets of MapLinx in 1997.

     During December 1994, through its Softworks subsidiary, the Company acquired DBopen, Inc. ("DBopen"), a provider of PC database administration tools employing client/server technology. During the third quarter of 1995, certain new products pertaining to this acquisition were introduced in the market. During the fourth quarter of 1995, as a result of limited sales and changing market conditions, it was determined that significant additional expenditures would have to be incurred to modify the product to meet these changing market conditions. In the opinion of management, such additional expenditures exceeded the potential benefits, and, accordingly, a decision was made to discontinue the products. Consistent with this decision, the Company wrote-off the carrying value of its investment in the DBopen acquisition of $1,317,000 in the fourth quarter of 1995.

     The Company's long-term strategic plan is focused upon becoming a preeminent provider of innovative software products which break down barriers between people and data through sales of existing products and new technologies as well as continuing to support the Softworks' mainframe sector . To achieve its goals the Company plans growth of d.b.Express primarily through the development of vertical markets, initially in the telecommunications industry. The Company s primary strategy will focus principally on software tools for the data warehousing markets and the ability to access the data via the Internet without the need to download the data first. These markets are being driven by wide-scale corporate right-sizing and the empowerment of people to access enterprise-wide data, both of which create greater efficiencies and corporate profits. The Company also plans to capitalize on its new business unit by providing information technology, support and services by offering solutions, support, and strategies to solve various business needs in such areas as network determinations, help desk applications, wiring/cabling, LAN connections, moves/adds/changes and project management.

     During the first quarter of 1995, the Company reorganized its management team. A new business plan was developed and implemented, with the major focus of the new business plan being the development of strategic alliances, and securing d.b.Express license agreements with major software companies, which has since be refined to focus on the vertical market of the telecommunications industry. The first evidence of potential future success of this plan was announced on June 1, 1995, regarding a development agreement with Oracle Corporation ("Oracle"). Thereafter, the Company also entered into development or license agreements with International Business Machines, Inc. ("IBM"), Dell Computers ("Dell"), and Information Builders, Inc. ("Information Builders"). The Company was advised in the second quarter of 1996 that Dell Computers had discontinued the distribution of d.b.Express. None of these agreements provide for any level of sales commitment and to date sales from such agreements have been insignificant.

     In December, 1995 the Company formed what it considers to be a strategic alliance with one of the world s largest systems integrations and consulting organizations, Perot Systems Corp. ("Perot Systems"), headquartered in Dallas, Texas. This agreement permitted Perot Systems to market and distribute d.b.Express, not only to its present customer base , but also to oversee world wide distribution as well. Pursuant to this agreement, Perot Systems was to earn 30% percent commissions on certain sales of d.b.Express and received options to purchase up to 500,000 shares of the Company's common stock at $2.56 per share. Additionally, Perot Systems had the ability to increase their equity position in the Company, through the exercise of up to an additional 2,250,000 options, based on sales of d.b.Express in excess of $5,000,000 up to $50,000,000, however, as a result of a change in management at Perot Systems, the Company elected to terminate the formal agreement between the Companies and said 2,250,000 options are no longer contractually obligated. Although the agreement is no longer effective, the Company and Perot Systems are continuing to work together on ongoing proposals, and commissions will be negotiated on a case by case basis on business which may result from this relationship. During the fourth quarter of 1995, the Company also entered into various other marketing and consulting agreements expiring at various dates through November, 2000. The Company issued 1,678,000 options at $1.50 per share to purchase common stock in connection with these agreements. Subsequently, 1,000,000 of those options were terminated in exchange for 400,000 shares, and 300,000 of those options were repriced to $.01 in 1997. Pursuant to such agreements, certain firms have the ability to earn up to 600,000 options at a price of $1.50 per share upon attaining defined levels of d.b.Express product revenues. None of these agreements provide for any level of sales commitment and to date sales from such agreements have been insignificant. In November, 1997, the Company announced the signing of an agreement with a major telecommunications company from which it anticipates significant d.b.Express revenues in 1998. Due to contractual restrictions, the Company cannot presently comment further on the terms of the agreement, but anticipates to be able to release more details in the near future.

     PRODUCTS

d.b.Express

     d.b.Express provides business with a simple, fast, low-cost method of finding, organizing, analyzing and using information contained in databases through a visually-based proprietary software tool. The software employs a unique graphical user interface ("GUI") that enables users to directly access and use information contained in relational and pseudo-relational databases created by many database management systems ("DBMS") on the market. In addition, this proprietary software tool has the ability to directly utilize information obtained from spreadsheets and data in the form of American Standard Code for Information Interchange ("ASCII") files. The technology has been further improved to enable it to analyze millions of records and to act over the Internet without the need to first download the data being analyzed. Telecommunications industry specific applications of the technology have also been developed and are now being marketed.

     d.b.Express does not replace DBMS programs. Instead, it improves the accessibility of databases created by DBMS by eliminating the need to write queries in computer code and facilitates data searches through the use of graphical query tools. Prior to the availability of d.b.Express, comparable analytical and presentation capabilities were possible only through costly executive information systems ("EIS") or customized programs developed and supported by highly-skilled MIS professionals. The need for MIS professionals and programming effectively raises the cost of access to information in terms of time and money. Ultimately, these barriers result in less timely and lower quality business decision-making.

     There are some DBMS access tools on the market that claim to eliminate the need to use computer code and provide graphical query capability. All of these programs, however, only simplify the writing of computer code, usually through industry-standard structured query language ("SQL"), by having users develop logic in a semi-procedural facility. While reducing some problems associated with the writing of computer code, such as "typographical errors", they do not eliminate the need for knowledge of computer code or database structure and organization, and require significant training of the user. d.b.Express enables the access and productive use of complex databases without computer programming or knowledge of SQL.

     d.b.Express approaches database accessibility uniquely, enabling people at all levels of an organization to analyze the data without any knowledge of programming. d.b.Express achieves this in two steps. First, d.b.Express, utilizing proprietary algorithms, accesses and automatically summarizes all of the records in the required databases into its own format. Second, the software presents users with an intuitive multi-dimensional picture of the data which the user can easily customize to his need with a simple point and click interface. In addition to a vast simplification of database access and analysis, d.b.Express performs these tasks faster than any DBMS because the software does not reread the database for each task; it only reads the summaries it has created.

     The advantages inherent to d.b.Express include the following:

     Ease of Use

     Using the analogy of an automatic camera, d.b.Express simplifies data access and analysis by providing a sophisticated, simple-to-use vehicle to take pictures of complex data. By combining an intuitive point and click interface with a powerful integration and retrieval engine in a low-cost product, d.b.Express breaks down the barriers between people and data. After d.b.Express has read one or more databases, the data is presented to the user in a "filescape" using a common bar chart metaphor. The user merely points to a bar in the chart and clicks to view data from the highest summary level to the lowest level of detail. d.b.Express provides powerful desktop functionality that allows the exploration of data patterns, trends, and exceptions. Data searches, queries and analyses can be converted to sophisticated, but simple to use presentations providing integrated business graphics and report writing capabilities.

     Interfaces With Leading Databases and Other Tools

     d.b.Express provides direct access to leading databases created by DBMS vendors, including CA-Clipper, Microsoft Access, Foxbase and FoxPro, Lotus Approach, Borland dBase and Paradox, Oracle, Informix, Sybase, Ingres, SQL Server, IBM DB2 and DB2/2, Netware SQL, Gupta SQL Base, Progress, XDB, SQL/DS, Teradata and Btrieve. These DBMS's represent more than 85% of the installed relational database management systems ("RDBMS") worldwide. In addition, d.b.Express is able to access data contained in spreadsheets and read data in ASCII format which further broadens the software s capability with other DBMS products. d.b.Express results can be exported to popular spreadsheets, report writers, graphics packages and word processors including Lotus 1-2-3, Excel, Quattro Pro, ReportSmith, Crystal Reports, Harvard Graphics, Power Point, WordPerfect and Word.

     Ability To Integrate Data From Databases Created By Multiple Vendors

     When d.b.Express reads a database it creates its own summaries of information through its proprietary process. Information contained in databases is formatted into d.b.Express proprietary format. This permits users to access and compare information contained in enterprise-wide databases created by different vendors simultaneously in the d.b.Express user-friendly environment.

     Works in Common Operating Environments

     d.b.Express operates in virtually all file server and peer-to-peer networking environments providing data to Microsoft Windows and Windows NT and DOS Intel-based workstations. Computer Concepts, through technology synergies afforded by Softworks, is designing extensions to d.b.Express that can be installed on mainframes. The ability to operate on mainframes would open substantial new markets for the application of d.b.Express.

     High Processing Speed

     Once a database has been read by d.b.Express, d.b.Express employs proprietary matrix storage technology rather than rereading each data element in that database. All packaged DBMS reread every single data element each time a task, such as sorting or analysis, is performed. The elimination of the rereading step through d.b.Express proprietary process vastly increases the speed of data access enabling ad hoc analysis at a rate far faster than possible with any other system. The advantage of the d.b.Express process over other processes increases with the size and complexity of the database.

     d.b.Express breaks down barriers between people and data by eliminating the need for SQL expertise, saving time by gaining decision-critical information through rapid data access and analysis, and saving money through minimal training investment and cost-effective product implementation.

     Windows Version 1.0 of d.b.Express was introduced in December 1993 and the DOS version was introduced in late 1992. Windows Version 2.0, with significantly enhanced functionality based on user feedback, was introduced in the second quarter of 1994 and Windows 95 Version was introduced in the third quarter of 1995. Windows NT, Internet Server and JAVA Applet versions have been introduced in 1996 and 1997.

     Disadvantages in regard to d.b.Express include the following:

     Lack of Established User-base and Acceptance of the Product

d.b.Express is not yet widely used in the computer industry and is perceived as a new technology which many users may defer usage of until the product has established its use by large numbers of users. The Company believes its focus on large scale users and its new Internet access technology will lead to such usage, however, there is no assurance that the Company will be successful in implementing sales and wide based usage of the product.

     Limited Resources to Market and Promote d.b.Express

The Company has limited cash resources with which to market and promote d.b.Express, and regardless of the unique patented aspects of the product, if the Company is not able to effectively market and promote the usage of the product, the successful dispersion of the product as a widely used access tool may not be achieved.

     Alternative Methods Available to Access Data and Potential New Technologies

d.b.Express' access method is patented and unique, however, alternative methods for accessing data exist, primarily text based search engines, which are not able to access large quantities of data with the nearly instantaneous results of d.b.Express and/or without knowledge of specific database query languages. The Company is not aware of any alternative technology which can effect data searches with the speed, and without sophisticated programming skills, which d.b.Express provides, however, it is possible that new technologies will be developed which may effectively compete with d.b.Express. If such new technologies are developed, they could negatively impact the Company's ability to successfully market and promote d.b.Express.

     The Company is currently in discussions with several of the computer software industry s leading companies. On June 1, 1995, the Company announced that it had signed an agreement with Oracle whereby the Company is making a new version of its d.b.Express software available to Oracle database users, enabling them to make use of Computer Concepts patented data visualization technology. The Company also has entered into development or license agreements with IBM, Dell and Information Builders, and entered into a world-wide sales and marketing agreement with Perot Systems of Dallas, Texas, in December, 1995, however, the Company was advised in the second quarter of 1996 that Dell Computers had discontinued distribution of d.b.Express. The Oracle and IBM agreements enable the Company to provide "tightly integrated" versions of d.b.Express to Oracle and IBM "OS/2" users, effectively making the product's usage "seamless" or "transparent" to the user. Although this enables the Company to better market d.b.Express to the large numbers of Oracle and IBM OS/2 users, and the Company anticipates that sales will be generated as a result of these "tightly integrated" versions, the agreements do not guarantee such sales.
 The Information Builders agreement provides for royalty payments to the Company based on sales of its hardware and software products which include d.b.Express software technology. The Perot Systems agreement provided for sales and marketing activities regarding the d.b.Express technology whereby Perot Systems was to be compensated based on certain sales and royalty revenues from d.b.Express, however, no minimum purchases or sales were required. Although the Company believes these agreements will produce revenues, until a history of sales is established, there is no assurance that any of the agreements will produce such revenues, and to date, revenues have been insignificant. The Company recently announced that it has signed an agreement with a major telecommunications company and anticipates receipt of significant d.b.Express revenues therefrom in 1998, however, due to contractual restrictions, the Company is unable to presently further discuss the terms of the agreement, but anticipates that it will be able to release additional details in the near future.

     Softworks' Systems Management Software Products

     Systems management software products provided by Softworks optimize mainframe system performance, reduce hardware expenditures and enhance the reliability and availability of the data processing environment. Softworks products enable corporate data centers to extend the life of their current data processing investments, defer expensive hardware and software upgrades, prevent downtime caused by software failures, automate data recovery processes, and thereby improve personnel productivity. Softworks is recognized as an expert in system performance management, and data and storage management, and leverages its expertise by integrating it into products that are intuitive and proactive, while other vendors just monitor and report. Softworks' products increase product value and achieve market differentiation by providing the ability and necessary intelligence to establish controlled automation that is designed to react and resolve. Softworks calls this differentiating characteristic Softworks SavanTechnology, which increases the customers ability to fully exploit technology investments without requiring additional manpower and expertise.

     Softworks current systems management product offerings include new Year 2000 products which address the assessment and testing portion of the year 2000 problem, as well as HSM Agent and TeraSAM, Catalog Solution, Performance Solution, VSAM Assist, Capacity Plus for VSAM, Space Recovery Facility, VSAM Quick Index, and VSAM Space Manager. During 1996, Softworks, released enhanced versions of all existing products except one, providing increased capabilities and making all of the products year 2000 ready. Softworks is also actively developing additional Year 2000 relevant products. Softworks products are divided into four arenas, the Performance Arena, the DataStor Arena, the Year 2000 Arena and the fourth arena which is still under research and development, the Communications Arena.

     The Performance Arena family of products comprise a set of solutions that help derive maximum performance from enterprise systems and applications. Softworks performance products approach the performance challenge from the application, task, and system levels. The products address such key performance issues as; dynamic I/O tuning; dumping and restoring data; extending operating systems capabilities; performance balancing, and determining the performance impact of changes to an environment.

     The DataStor Arena, addresses system availability and data and storage management issues. Softworks' DataStor Arena solutions are recognized as solutions for addressing system availability issues and effectively managing data both logically and physically. Softworks has a history of aggressive product enhancement and development as evidenced by its introduction of three major new products during 1995 and 1996, and now the introduction of its Year 2000 products and the anticipated release of a suite of multi-platform products later in the second quarter of 1997. Of these new products, TeraSAM facilitates the management and maintenance of large files, and relieves the file size limitation for IBM's VSAM files. QuickTune, the second new product, provides the ability to analyze program execution and identify system and program performance bottlenecks, and CenterStage/MVS, provides proactive storage management, and is the first component of CenterStage/MP, the multi-platform storage management suite of products.

     The Year 2000 suite of products include HotDate 2000/Simulate, HotDate 2000/Discovery and HotDate 2000/Test which address the critical processes of identifying, diagnosing and simulating the year 2000 issues throughout an enterprises environment. The products' capabilities include the simulation of clock transitions on critical applications and provide the ability to simultaneously simulate the year 2000 date change and analyze its impact throughout the enterprise without impacting production; identification of date oriented data and program code and their inter-relationships, and the ability to identify system date processing in object code and during real time execution, however, there can be no assurances whether there will be any significant revenues from the Year 2000 suite of products.

     The mainframe market segments that Softworks products address are robust as evidenced by the continuing increase industry-wide in the number of "MIPS" and a significant increase in Softworks' 1996 product licensing revenues, and these market segments are expected to remain so for the foreseeable future. The multi-platform and Year 2000 markets are also anticipated to grow through the millennium.

     Other Product

     As a reseller, the Company also markets "Perspective for Windows," a three-dimensional graphics presentation product.

SALES AND MARKETING

     d.b.Express is currently being marketed to the telecommunications industry, governmental entities, financial services industry, Fortune 1000 companies and OEM s (producers of other software products incorporating d.b.Express technology) in the United States. The Company utilizes a direct sales force as well as an indirect network of distributors and resellers for this market The Company s direct sales force presently consists of sales and support personnel operating from the Company's headquarters in Bohemia, New York. The Company's services unit provides a wide array of information technology, support and services which offer solutions, support, and strategies to solve various business needs in such areas as network determinations, help desk applications, wiring/cabling, LAN connections, moves/adds/changes, and project management, as well as overseeing new installations and offering on-site component repair.

     Softworks holds over 2,400 licenses for its products in over 1,800 customer installations worldwide. The products are installed in approximately 80 of the Fortune 100 Companies data centers. The Company maintains strategic vendor alliance relationships with IBM, Microsoft and Sybase. These programs provide Softworks access to pre-release versions of software in order to ensure that Softworks products exploit the newest technology and are compatible to new operating systems and data base releases. The programs also provide Softworks with insight for strategic planning and product direction.

     Softworks markets its products and services to both the United States and Canada through its North American sales staff and offices and a Canadian distributor. Softworks sales and marketing activities targeting the United Kingdom, Ireland, and the Benelux countries emanate from the Softworks international office in Harpenden, U.K. During 1994 and early 1995, Softworks also opened new markets in Turkey, Hong Kong, and South America, and recently opened an office in France. The Company markets to a host of other countries in the international community through a network of distributors that service the following countries: Italy, France, Germany, Switzerland, Scandinavia, Israel, Japan, Australia/New Zealand, Singapore, Thailand, South Africa, and Brazil.

     Softworks generates almost half of its income by selling perpetual licenses for the use of its products. Pricing for mainframe products is based on the computational capacity of the CPU s on which the software operates. Pricing for non-mainframe and cross-platform varies from enterprise-wide agreements to "per seat" pricing. The Company also generates revenue through maintenance and support agreements that are reviewed annually on the anniversary of the original purchase date. In 1996 , approximately half of total Softworks revenue came from recurring maintenance and support agreements. The renewal rate for these contracts is over 95%. Other revenues are generated when product licenses are transferred to different/larger CPU s. No customer of Softworks comprised 10% or more of the Company s 1996 consolidated revenues.

     In accordance with industry practice, the Company s personal computer products are licensed under "shrink-wrap" license agreements contained in product packages in which the end-user acknowledges license term acceptance by breaking package seals. The Company s mainframe products are licensed under site-specific license agreements.

Seasonality and Backlog

     The Company s quarterly results are subject to fluctuations from a wide variety of factors including, but not limited to, new product introductions, domestic and international economic conditions, customer budgetary considerations, the Company s sales compensation plan, the timing of product upgrades, customers' support agreement renewal cycles and fee recognition in connection with exclusive distribution and other agreements. As a result of the foregoing factors, the Company s operating results for any quarter are not necessarily indicative of results for any future period.

     The Company generally produces inventory shortly before anticipated product shipment. Accordingly, the Company has not experienced significant product backlog nor believes that the existence of product backlog is a relevant indicator of future sales performance.

Manufacturing and Distribution

     The Company currently contracts the manufacture of software diskettes, product documentation and packaging for its d.b.Express product line to non-affiliated third-party manufacturers. Due to the existence of numerous companies providing manufacture of these items, the Company is not dependent on any one contractor.

     Softworks produces its own tapes and is not dependent on any one contractor for materials.

Competition

     The Company s products are marketed in a highly competitive environment. Such environment is characterized by rapid change, frequent product introductions and declining prices. Further, the Company s PC products have been designed specifically for use on the Intel X86 family of computers, utilizing other well known database products. No assurance can be given that the Company s patents and copyrights will effectively protect the Company from any copying or emulation of the Company s products in the future.

     The Company considers certain end-user data access tool and executive information system software companies to be competitors to its d.b.Express product including Trinzic Corporation, Cognos, Inc., Comshare Corp. and Pilot Software, Inc. The Company believes that d.b.Express can compete effectively against such companies product offerings based on ease of use, lack of programming, data access speed and price.

     Softworks products compete with offerings from Boole & Babbage, Computer Associates International Inc., BMC, Compuware and Platinum technologies. The products compete effectively based on quality of support, price, and product quality. Many of the Company s existing and potential competitors possess substantially greater financial, marketing and technology resources than the Company.

EMPLOYEES

     The Company had 203 employees at December 1, 1997, including 85 in marketing, sales and support services, 88 in technical support (including research and development) and 30 in corporate finance and administration. The future success of the Company will depend in large part upon its continued ability to attract and retain highly skilled and qualified personnel. Competition for such personnel is intense, and the Company has experienced turnover in its management group. The Company has employment contracts with certain of its subsidiary executive officers. None of the Company s employees are represented by a labor union. The Company believes that its relations with its employees are good.

PATENTS AND TRADEMARKS

     The Company has three federally registered trademarks: "CCC" , "d.b.Express " and "dbACCEL" . In addition, the Company received a patent for the proprietary aspects of its d.b.Express technology in 1994, and a second, expanded patent on that technology in 1995, which broadened the claims regarding the product's graphical interface and indexing. Softworks has received copyrights for their entire product line.

PROPERTIES

     The Company leases various facilities for its Corporate headquarters and subsidiary operations, as follows:



Description      Location        Square Footage      Lease term         Annual Rental
-----------      --------        --------------      ----------         -------------
                                                                             Cost
                                                                             ----
Corporate       Bohemia, NY         10,000          7/1/94 - 6/30/98     $144,000 (1)
Subsidiary      Alexandria, VA      25,000          9/1/94-8/31/2001     $318,000 (2)

(1) The primary lease for the Bohemia, N.Y. facility was renegotiated effected January 1, 1996 to a base rent of $12,000 monthly. Further, the lease provides for annual increases of approximately 4% and is renewable at the option of the Company for an additional year term at the end of its initial term. In February, 1997, the Company negotiated an additional two year extension (July 1, 1998 through June 30, 2000) to the term of the lease. the extended period calls for base rents to increase to $12,600 per month throughout the term.

(2) Lease provides for annual increases of 3% per year, and is renewable at the option of the Company.


CHANGE IN ACCOUNTANTS

     On May 22, 1997, with the approval of the Registrant's Board of Directors and Audit Committee, the Registrant dismissed Grant Thornton LLP as its independent accountants for the year ending December 31, 1997.

     Grant Thornton LLP's reports on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than to include in their report for the Company's financial statements as of and for the year ended December 31, 1996, the following statement: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company continued to sustain significant losses and use substantial amounts of cash in operations during the year ended December 31, 1996. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. the financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     During the two most recent fiscal (calendar) years and through the date of dismissal (May 22, 1997) there were no disagreements with Grant Thornton LLP on any matters of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton LLP's satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant's financial statements.

     The response letter from Grant Thornton LLP required by Item 304 of Regulation S-K was filed as an exhibit on Form 8-K and is hereby incorporated by reference.

     On June 2, 1997, with the approval of the Registrant's Board of Directors and Audit Committee, the Registrant retained Hays & Company (internationally, Hays Allan Affiliates) as its independent accountants for the year ending December 31, 1997.

LEGAL PROCEEDINGS

     During May 1994, the Company and certain officers received notification that they had been named as defendants in a class action claim [Nicholas Cosmas v Computer Concepts Corp., et al; United States District Court, Eastern District of New York] alleging violations of certain securities laws with respect to disclosures made regarding the Company s acquisition of Softworks, Inc. during 1993. Class certification was granted on February 6, 1995. The Company and its officers have answered the complaint in the action, denying all wrongdoing whatsoever alleged, and continue to deny all alleged wrongdoing, however, to avoid further substantial expense, risk, inconvenience and the distraction of the litigation, and to put to rest all controversies raised in the action, a settlement of the matter was approved by the court resulting in payment of a settlement fund of shares of common stock of the Company with a minimum value of $2,000,000 plus a cash payment of $75,000 for the benefit of the class and payment of Plaintiff's counsel's legal fees as approved by the court out of the settlement fund. The Company posted a charge to earnings in the first quarter of 1996 of $2,075,000 to reflect this settlement consisting of $75,000 plus 2,614,000 shares of the Company's Common Stock.

     In September 1994, the Company received notice of an action alleging breach of contract regarding an acquisition transaction initiated during 1993. In July 1995, a settlement agreement, effective June 30, 1995, was reached whereby the Company was required to pay $75,000 and agreed to an amendment of the original contract to secure additional software license rights. Pursuant to such amendment, the Company issued a non-interest bearing promissory note in the amount of $388,800 payable in 36 monthly installments due September 1, 1998, and has made timely payments thereon, which amount was recorded as an unusual charge in the 1995 Consolidated Statement of Operations.

     In March 1995, an action (Barbara Merkens v Aval Guarantee Ltd., Walter Mennel, J. Forror, A. Faehndrich-Baun, T & M Consulting AG, M. Schmidt, E.G. Baltruschat and Computer Concepts Corp.; United States District Court, Eastern District of New York) was originally commenced against the Company and a number of defendants all of whom are unrelated to the Company, alleging fraud and conversion claims in regard to those defendants unrelated to the Company regarding a transaction wherein the defendants unrelated to the Company are alleged to have transferred certificates representing 10,000,000 shares of the Company's common stock. The certificates had not been legally acquired from the Company and the certificates were reported to the Securities and Exchange Commission by the Company as stolen certificates. In early 1997, after a change in counsel, the plaintiff amended the complaint for a second time, now naming as defendants only the Company and three of its officers. The second amended complaint alleges that certain third parties, unrelated to the Company, transferred certificates representing 10,000,000 shares of the Company's common stock to the plaintiff. The complaint further alleges that such shares were endorsed in blank by the third parties and became bearer securities which were negotiated to the plaintiff by physical delivery. Plaintiff requests validation of the transfer of the certificates and is seeking damages of an unspecified amount, consisting of alleged diminution in market value of the subject shares from 1994 through the date of any judgment in the plaintiff's favor. The Company and its officers believe that the Company's position regarding the claim has substantial factual and legal support and are vigorously defending the matter.

     In July 1995, a class action (Emmanuel Aryeh v. Computer  Concepts Corp. et
al) was commenced against the Company and certain of its officers and directors in the United States District Court, Eastern District of New York. In this complaint, the plaintiff alleges violations of Section 10(b) of the Securities and Exchange Act and Rule 10b-5 promulgated thereunder, arising from certain alleged misrepresentations and misstatements by officers of the Company which occurred in or about June 1995. On August 15, 1995 an action alleging substantially the same claims (Zev Nadler v. Computer Concepts Corp. et al) was commenced in the same court and three more identical or similar actions were also commenced in the Eastern District. The five complaints have been consolidated into one action. The matter has been settled pending final approval by the court, and if approved, the company will deliver and place into escrow 1,000,000 shares of its common stock. In the event that the average closing bid of the Company's common stock for the ten trading days prior to the settlement hearing is less than $.50 per share, the Company will issue additional shares, determined by dividing $500,000 by the ten day average less the shares already placed into escrow. Further, the Company and its insurance carrier will each deposit into escrow $350,000, totaling $700,000. Based upon the Stipulation Agreement, the Company had recorded in the quarter ended June 30, 1997, an $850,000 Unusual Charge to earnings.

     In late November, 1995, Fletcher Capital Corp. filed a claim against the Company, Daniel DelGiorno and several unrelated parties (Fletcher Capital Corp. v Computer Concepts Corp., et al) in Superior Court for Camden County, New Jersey, regarding a claim for an unspecified amount of commissions in the form of options from the Company and cash from the other parties. This matter was settled with the issuance of 360,000 options exercisable at $.35 per share subject to certain registration rights and $126,000 payable in either cash or common stock in the Company's discretion and payment of $25,000.

     On June 11, 1996, the Company received notice of entry of a default judgment against it for $1,500,000 and specific performance to effect the registration of common stock held by Merit Technology, Inc. in a matter which the Company had not been served or received notice of (In Re: Merit Technology, Inc., Debtor, U.S. Bankruptcy Court, Eastern District of Texas). The Company timely filed a motion to set aside the default judgment based on the lack of service and meritorious defenses. On August 13, 1996, the default was set aside by the court and during December, 1996, this matter was settled with the issuance of 100,000 shares of common stock.

     During March, 1997, the Company received a Complaint filed in the U.S. District Court for the Western District of Texas, by Dell Computer Corporation. A Second Amended Complaint alleges that the Company failed to deliver product as contract for and further alleges damages in excess of $850,000. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of this claim, which could have an adverse impact on the consolidated financial position and results of operations of the Company, and accordingly, no adjustment has been made for any potential loss.

                                   MANAGEMENT

Directors and Executive Officers

     As of December 15, 1997, the names, ages and positions of the directors and executive officers of the Company are as follows:

        Name             Age                       Position
        ----             ---                       --------

Daniel Del Giorno, Sr.   65             Chairman, Ass't. Sec. and Director

Daniel Del Giorno, Jr.   42             President, CEO, Treasurer, Director

Russell Pellicano        56             Secretary, Director

Jack S. Beige            52             Director

Augustin Medina          56             Director

Edward Warman            53             Exec. V. P.  of Products and Services

George Aronson           47             Chief Financial Officer

     Daniel Del Giorno, Sr. has been Chairman, Chief Executive Officer (to October, 1997), Assistant Secretary and a director of the Company since April 1989, and is the father of Daniel Del Giorno, Jr., the Company's President and also a director. During the period 1987 to April 1989, Mr. Del Giorno, Sr. together with Mr. Pellicano (director of the Company) was engaged in the research and development of d.b.Express. Prior thereto, during the period 1985 to May 1987, Mr. Del Giorno, Sr. was the Chief Executive Officer of Myotech, Inc. ("Myotech"), a privately held corporation which produced computerized muscle testing equipment for chiropractors and physical therapists. Myotech was sold to Hemodynamics, Inc. in May 1987 and later became a public corporation. Mr. Del Giorno, Sr. was a practicing chiropractor for many years and had founded a chiropractic clinic employing 4 chiropractors and 6 technicians in addition to administrative personnel. He also successfully collaborated with Mr. Pellicano in connection with the design and development of medical equipment for comparative muscle testing. A patent has been granted to Mr. Pellicano and Mr. Del Giorno, Sr. in connection therewith. In addition, Mr. Del Giorno, Sr. is the holder of a patent for a digital myograph for the testing of muscles by computer. Mr. Del Giorno, Sr. is also an officer, director and shareholder of Tech Marketing Group Corp. which is a holding company and a shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions".

     Daniel Del Giorno, Jr., the Company's President, CEO, and a director, is the son of Daniel Del Giorno, Sr. and has been with the Company since April 1989. Prior to joining the Company and during the period 1987 to 1989 Mr. Del Giorno, Jr. was involved in providing the management and financial support for and collaborated with Mr. Del Giorno, Sr. and Russell Pellicano in connection with the development of d.b.Express. During the period 1984 to May 1987, he was the President of Myotech, a privately held Company producing muscle testing equipment. He is also the President, a director and principal shareholder with Daniel Del Giorno, Sr. of Tech Marketing Group Corp., a privately held corporation which is a shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions".

     Russell Pellicano is a director and Secretary of the Company since April, 1989 and served as Vice President, Secretary and Director since April 1989 through February 1994. Mr. Pellicano was the original founder and principal of

RAMP Associates Inc. ("RAMP"), which was acquired by the Company in October 1990, through which he has engaged in consulting to major corporations and others for the design of software and hardware for computers. A major customer of RAMP since its inception has been Grumman Corporation. Mr. Pellicano, through RAMP, has been consulting for Grumman and other corporations. He is the chief architect and designer of d.b.Express and has been involved in designing and developing computer software and hardware for the past 30 years. Among many noteworthy projects for which he was responsible at Grumman was the design and installation of the Orbiting Astronomical Observatory Space Craft Ground Station, and he was a member of the launch team at Cape Kennedy in conjunction therewith. He was also Senior Systems Analyst for Grumman in connection with the test instrumentation for the forward sweep wing (X29) experimental aircraft on-board computer system, and the F-14D and the A-6E production aircraft. Mr. Pellicano is a graduate of C. W. Post College in 1973 with a degree in Electrical Engineering.

     Jack S. Beige, D.C., J. D., was appointed a director in November, 1995, for a term beginning January, 1996, and was appointed as a member of the Audit Committee and the Compensation Committee, also effective January, 1996.
 Mr. Beige received his Juris Doctor degree in 1993 and has been a practicing attorney, primarily in business related matters, on Long Island, New York, since then. Prior thereto, Mr. Beige practiced chiropractic medicine, was President of BSJ Realty Corporation, President of All Travel, Ltd. and was President of Comp Consulting, Inc. During his practice as a chiropractic doctor, he was elected a Fellow of the International College of Chiropractors, was appointed as Chairman of the New York State Worker's Compensation Board, Chiropractic Practice Committee and was elected President of the New York State Chiropractic Association in 1987. Mr. Beige is admitted to the New York State Bar and is a member of the New York State Bar Association, the Nassau and Suffolk County Bar Associations and is a member of the American Arbitration Association.

     Augustin Medina was appointed a director in November, 1995, for a term beginning January, 1996, and was appointed as a member of the Audit Committee and the Compensation Committee, also effective January, 1996. During the last five years and previously, Mr. Medina has been an independent business broker associated with the Montecristi Corporation, Gallagher Associates and Anderson Credit and Leasing, on Long Island, New York. Mr. Medina's business background includes advising and assisting businesses in computer and non-computer related businesses in their development and structuring of sales and marketing programs.

     Edward Warman joined the Company in September 1993 as Vice President of Products and Services. From 1989 to 1993, he served as Vice President, Product Development for Comdisco Disaster Recovery Services, Inc. where he was responsible for the design and implementation of a new product line of disaster recovery software. From 1984 to 1989, Mr. Warman was Vice President of Research and Development at Intersolv, Inc., with responsibility for a software development staff exceeding 100 people. Prior to 1984, he served in various software development management positions at organizations including Cincom Systems, Inc., Computer Resources, and Monsanto. Mr. Warman possesses degrees in systems analysis, economics and chemical engineering.

     George Aronson, CPA, has been the Chief Financial Officer of the Company since August, 1995. From March 1989 to August, 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization. Mr. Aronson graduated from Long Island University with a major in accounting in 1972 receiving a Bachelor of Science degree and is a Certified Public Accountant.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to the Chairman and Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered for the years ended December 31, 1996, 1995 and 1994. Directors are not compensated for their services, however, the outside directors received a formula grant of stock pursuant to the 1995 Outside Directors Stock Plan.

                           Summary Compensation Table

                                 Annual Compensation                          Long-Term Compensation
                             -----------------------------      --------------------------------------------------
                                                                                             Securities      All
                                                                Other        Restricted      Underlying     Other
Name and                     Fiscal                             Annual      Stock Option      Options/      Compen-
Principal Position            Year       Salary   Bonus(4)      Compensation   Awards            SARS       sation
-------------------------------------------------------------------------------------------------------------------


Daniel DelGiorno,Sr.,(1)(4)  1996      $259,000 $ 232,000     $     -             -               -           -
Director, Chairman           1995       240,000    84,000           -        1,280,000       1,280,000        -
Ass't Secretary              1994          -         -              -             -               -           -

Daniel DelGiorno, Jr.(1)(4)  1996          -      232,000           -             -               -           -
President, CEO, Treasurer    1995          -       84,000           -        1,280,000       1,280,000        -
Director                     1994          -         -              -             -               -           -

Russell Pellicano(1)         1996      195,000       -              -             -               -           -
Secretary                    1995          -         -              -          100,000         100,000        -
Director                     1994          -         -              -             -               -           -


Ed Warman (2)(4)             1996      116,000     53,000           -             -               -           -
Vice President of Products   1995      117,000       -              -          200,000         200,000        -
& Services                   1994      105,000       -              -             -               -           -


George Aronson (3)(4)        1996      144,000    187,000           -             -               -           -
Chief Financial Officer      1995       31,000       -              -           25,000         25,000         -


All Officers as a Group      1996     $714,000   $704,000           -             -               -           -
                             1995      388,000    168,000           -        2,885,000       2,885,000        -
                             1994      105,000       -              -             -               -           -
-----------

Footnotes


(1) Stock options had an original exercise price of $2.56 per share, their fair market value at date of grant, and were repriced to reflect an exercise price of $.50 per share effective May 1995. D. Del Giorno, Sr., and D. DelGiorno, Jr. were each granted an aggregate of 300,000 shares of stock and 180,000 options exercisable at $.50, and 600,000 options exercisable at $1.50, in May and November 1995, and 750,000 shares in November, 1996, 600,000 of which options were repriced to $.01 in 1997, and R. Pellicano was granted 100,000 options exercisable at $1.50 in November, 1995. (2) Mr. Warman was granted the right to 200,000 options in 1995 exercisable at $1.50 and 200,000 shares in November, 1996. (3) Mr. Aronson joined the Company in September, 1995 as Chief Financial Officer. (4) Bonus amounts reflected above for the year ended December 31, 1996, are in the form of the Company's common stock, subject to forfeiture and /or restrictions, except for shares valued at $172,000 and $28,000 issued to Dan DelGiorno, Sr and George Aronson, respectively.

                    Option/SAR Grants in Last Fiscal Year

     No options or SARs were granted to Named Officers in 1996

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

    The following table set forth certain information with respect to stock option exercises by the named Executive Officers during the fiscal year ended December 31, 1996, and the value of unexercised options held by them at fiscal year-end.

                                                                   Number of                            Value of
                                                                  Unexercised                         Unexercised
                                                                  Options at                         In-the-Money
                                                                  Fiscal Year                         Options at
                                                                    End(#)                         Fiscal Year End ($)(1)
                                                             -----------------------            -------------------------
                      Shares Acquired      Value
  Name                 on Exercise (#)   Realized ($)     Exercisable     Unexercisable       Exercisable   Unexercisable
  ----                ----------------   ------------     -----------     -------------       -----------   -------------
Daniel Del Giorno, Sr.       -                 -          1,280,000               -              42,500               -
Daniel Del Giorno, Jr.       -                 -          1,280,000               -              42,500               -
Russell Pellicano            -                 -            100,000               -                 -                 -
Ed Warman                    -                 -            240,000               -                 -                 -
George Aronson               -                 -             25,000               -                 -                 -

Footnotes


(1) Market Value of the underlying securities at fiscal year end minus the exercise price.

Personal Liability and Indemnification of Directors

      The Company's Certificate of Incorporation and Bylaws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons.

      Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide greater insurance protection or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability is not provided.

      The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

      The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

      The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. If the Company is forced to bear the costs for indemnification, the value of the Company stock may be adversely affected. In the opinion of the securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

                              CERTAIN TRANSACTIONS

     The Company has, from time to time, borrowed from or advanced funds to Messrs. Dan DelGiorno, Sr. and Daniel DelGiorno, Jr. At December 31, 1996, the loan balance due from these officers was approximately $682,000. Effective, January, 1997, these advances are interest bearing at the rate of 7% per annum. See Executive Compensation and Security Ownership of Certain Beneficial Owners and Management regarding grants of stock and options to Directors and Officers.

     During the fourth quarter of 1996, the Company advanced approximately $126,000 to Russell Pellicano. The advance was settled with the Company prior to year end December 31, 1996, through the transfer of marketable securities to the Company with a market value of $126,000.

     During the years ended December 31, 1996 and 1995, the Company paid an outside Director, fees for legal services aggregating $127,000 and $64,000, respectively.

     During the years ended December 31, 1996 and 1995, the Company paid an outside Director consulting fees of $52,000 and $30,000, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 15, 1997, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock, by directors who own Common Stock and all officers and directors as a group:

                                             Common Stock        % of Outstanding
Name of Beneficial Owner                  Beneficially Owned       Shares (2)
------------------------                   -------------------    ---------------
Daniel Del Giorno, Sr. (1)(3)(4)             4,155,048                2.89%
Daniel Del Giorno, Jr. (1)(3)(4)(7)          2,755,048                2.07%
Russell Pellicano (1)(5)                       681,000                  *
Jack S. Beige (1) (3)                          419,444                  *
Augustin Medina (1)                            247,635                  *
George Aronson (1)                           1,000,000                  *
Ed Warman(1)(6)                              1,435,000                  *
-------
* Less than 1%

Footnotes (1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716. (2) Based upon 143,679,037 shares deemed outstanding (includes outstanding options owned by above named parties) as of December 15, 1997. (3) Includes shares held by his spouse. (4) Includes 680,000 options (exercisable at $0.50 per share), and 600,000 options (exercisable at $.01). (5) Includes 100,000 options (exercisable at $1.50 per share)., (6) Includes 200,000 options (exercisable at $1.50 per share) and 80,000 options (exercisable at $.50 per share; 60,000 of which are vested and 20,000 to vest ratably over one year). (7) Daniel Del Giorno, Jr. has majority control of Tech Marketing Group which owns 174,048 shares.

                            SELLING SECURITY HOLDERS

      The registration statement of which this Prospectus forms a part covers the registration of 9,589,869 shares of Common Stock (the "Shares").

      These Shares are being offered by the following persons in the amounts set forth below.


                                     Common Stock    Common     Common Stk.   Option or    Amt owned      % of outstdg.
                                     Beneficially    Stock    to be offered    Warrant    if all shares    Common Stk
                                        Owned        To Be    upon exercise    Exercise      offered     to be owned if
                                      Prior to      Offered     of options      Price         hereby       all shares
                                      Offering*      Hereby    or warrants                   are sold      offered are
                                                                                                            sold  (1)
                                     ------------   -------   -------------    --------    ------------   ------------

Alderman, Beth                          3,000                     3,000         $0.65           0             0.00%
Alderman, Beth, Cust. for Tieg, B.      2,000                     2,000         $0.65           0             0.00%
Alderman, Beth, Cust. for Tieg, S.      2,000        1,000        1,000         $0.65           0             0.00%
Amerosi, Gerald                         6,780        6,780                                      0             0.00%
Amigo Corp.                            25,000       25,000                                      0             0.00%
Anes, Eileen                           10,000        5,000        5,000         $0.65           0             0.00%
Anes, TTEEs, Anes Family Trust         30,000       15,000       15,000         $0.65           0             0.00%
Aronson, Eric J.                      345,000      345,000                                      0             0.00%
Atrium Executive Center, Inc.         123,871      123,871                                      0             0.00%
Babbini, Stella                        47,268       25,000                                 22,268             0.02%
Babington, Toni and Lowell              5,000            0        5,000         $0.65           0             0.00%
Barr, Jeffrey                          24,291       15,000                                  9,291             0.01%
Bellin, Bruce                           3,389        3,389                                      0             0.00%
Belliveau, Robert TTEE                  5,000                     5,000         $0.65           0             0.00%
Berger, Howard                         55,000       55,000                                      0             0.00%
Bermuda Capital Partners               85,000                    85,000    $2.21/2.43           0             0.00%
Bilello, Frances                        3,389        3,389                                      0             0.00%
Blake, Ronald                           1,000                     1,000         $0.65           0             0.00%
Blum, Jennifer                         47,333       47,333                                      0             0.00%
BR, Inc.                              250,000                    50,000         $1.50     200,000             0.14%
Carol Corp.                           100,000                   100,000         $1.50           0             0.00%
Cart, Charles W.                       20,000       20,000                                      0             0.00%
Carter, Judy                          917,900       76,400                                841,500             0.59%
Cella, Robert                             750                       750         $0.65           0             0.00%
Croan,Kenneth, Carolyn  JTWROS         42,933       30,769                                 12,164             0.01%
Cronn, James                           10,733        7,692                                  3,041             0.00%
D'Orio, James                          20,000                    20,000         $1.25           0             0.00%
Damara Corp.                           10,000                    10,000      1.25/.65           0             0.00%
Dashow, Sharon & Michael                5,888        5,888                                      0             0.00%
Dean Witter R. C/F R.Spertell IRA      58,824       58,824                                      0             0.00%
DelGiorno, Michael                     57,000       57,000                                      0             0.00%
Delisi, David                          43,210                    21,605         $0.01      21,605             0.02%
Deutsch, Charles & Susan                1,696        1,696                                      0             0.00%
Disert, Fred, D.                        2,000        1,000        1,000         $0.65           0             0.00%
Donagan, Patrick                       12,500       12,500                                      0             0.00%
Droesch IRA Trust                       2,500                     2,500         $0.65           0             0.00%
Dunnigan, Earl                          5,000        5,000                                      0             0.00%


Dunnigan, Kevin                       226,977        6,977      220,000      $.25/.38           0             0.00%
Engesser, Daniel                       21,896       15,692                                  6,204             0.00%
Epstein, Jeff                         100,000                   100,000         $0.50           0             0.00%
Equity Group, Inc.                    128,147       17,651      110,496         $2.00           0             0.00%
Esposito, Aldo                         47,334       47,334                                                    0.00%
Feit, Denise Anne                       3,389        3,389                                      0             0.00%
Flics, Seymour                         10,000                    10,000     $1.25/.65           0             0.00%
Gatraer, Herbert & Leatrice             3,389        3,389                                      0             0.00%
Gimbel, Roger                          65,000                    65,000    $.65/$1.25           0             0.00%
Glaser, Lawrence & Karen              717,054      666,667                                 50,387             0.04%
Golden, Jeffrey                         3,389        3,389                                      0             0.00%
Golden, Roy, K.                        10,000                    10,000         $0.65           0             0.00%
Gross, Sharon                           3,389        3,389                                      0             0.00%
Gusman Corp.                           25,000                    25,000         $1.50           0             0.00%
Helstab, Frank                         45,000       20,000       25,000         $1.25           0             0.00%
Hirsch, Herbert                        20,000                    20,000         $0.65           0             0.00%
Hoffman, W. , Howard                   10,000        5,000        5,000         $0.65           0             0.00%
Holmes, Carlynne, L.TTEE               10,000                    10,000         $0.65           0             0.00%
Horjus, Peter                           3,062        3,062                                      0             0.00%
Ingoglia, Charles                     112,500                   112,500         $1.25           0             0.00%
Innovative Capital, Inc.              200,000                   200,000         $0.50           0             0.00%
Itzkowitz, Louis                        3,389        3,389                                      0             0.00%
Jennings, Malcolm                     220,000                   220,000    $1.25/1.50           0             0.00%
Joseph Stevens, Inc.                  385,000                   385,000         $0.35           0             0.00%
Kabbash, Doug                          45,000                    45,000         $0.25           0             0.00%
Kabbash, Mark                         135,000                   135,000         $0.25           0             0.00%
Kabbash, Mark TTEE Karina               5,000                     5,000         $0.25           0             0.00%
Kabbash, Matthew                       45,000                    45,000         $0.25           0             0.00%
Karas, Katherine                       25,000                    25,000         $1.12           0             0.00%
Karazoulas, Gregory                     3,240                     3,240         $0.65           0             0.00%
Katz, Kenneth                          25,667       25,667                                      0             0.00%
Kazdan, Leonard & Ruth                  2,000        1,000        1,000         $0.65           0             0.00%
Kelly, Tom                              2,000        2,000                                      0             0.00%
Kilborn, William                        2,000                     2,000         $0.65           0             0.00%
Kissam, William, H.                   110,000                   110,000     $.65/1.25           0             0.00%
Kleiner, Morton, J.                     3,389        3,389                                      0             0.00%
Koffman,Martin,M,TTEE 01-27-92        107,344       76,923                                 30,421             0.02%
Kojac, Michael, J., Jr.                 3,389        3,389                                      0             0.00%
Korin, Joseph & Claire                 10,170       10,170                                      0             0.00%
Korin, Ted                              6,780        6,780                                      0             0.00%
Langton, Michael                       25,000                    25,000         $1.25           0             0.00%
Lee, Mankit                             7,218                     7,218         $0.01           0             0.00%
Lee, Michael                            6,000        3,000        3,000         $0.65           0             0.00%
Legat, Joseph & Joan                   10,000        5,000        5,000         $0.65           0             0.00%
Leibowitz, Austin                      10,000        5,000        5,000         $0.65           0             0.00%
Lemery, Meaghan                         2,000        2,000                                      0             0.00%
Leuly, Scott                            7,500        7,500                                      0             0.00%
Linksman, Judith Pension Plan           3,389        3,389                                      0             0.00%
Lipton, Morris                          5,000                     5,000         $0.65           0             0.00%
Lispec, Ltd.                          113,225       70,175       33,050         $0.65      10,000             0.01%
M & J Consultants Corp.+              190,000                   190,000         $0.65           0             0.00%
Mann, Robert                           25,000                    25,000         $1.12           0             0.00%
Market Analysis, Inc.                  50,000       50,000                                      0             0.00%
Market Makers, Inc. +                  30,000                    30,000         $2.56           0             0.00%
Mastora, George                        60,870       49,470                                 11,400             0.01%
Mazzeo, Gregory, F.                   150,000      150,000                                      0             0.00%
Mazzola, Johanna, F.                      750                       750         $0.65           0             0.00%
Messier Mgmt. Int., Inc.              100,000                   100,000         $0.25           0             0.00%
Messier, Doug                          47,333       47,333                                      0             0.00%
Messier, Mark                          97,334       47,334       50,000         $1.50           0             0.00%
Messier, Paul                          97,333       47,333       50,000         $1.50           0             0.00%
Metzger, Irv & Marcia                   3,389        3,389                                      0             0.00%
Miller, James, Stuart                   5,000                     5,000         $0.65           0             0.00%
Morean Ass. MDPC REPP&T1984            12,000       12,000                                      0             0.00%
Morkner, Hans                         400,000                   400,000         $1.50           0             0.00%
Moss, Arthur                            4,615        4,615                                      0             0.00%
Mulkey,  David, A.   TTEE              10,000        5,000        5,000         $0.65           0             0.00%
N&N Assoc.+                            50,000                    50,000         $1.50           0             0.00%
Napolitan, Debra, J.                    5,000                     5,000         $0.65           0             0.00%
Nichols, James                         10,000                    10,000         $0.50           0             0.00%
Nielsen, Pamela                         3,389        3,389                                      0             0.00%
Niess, John                            15,385       15,385                                      0             0.00%
Northeast Analysis Services, Inc.      50,000                    50,000    $1.12/1.50           0             0.00%
Nystrom, Bob                            2,500                     2,500         $1.25           0             0.00%
Ocean Consulting, LLC                 500,000                   400,000         $1.50     100,000             0.07%
Orenstein, Jacqueline & Lee               200          100          100         $0.65           0             0.00%
Perot Systems Corporation             500,000                   500,000         $2.56           0             0.00%
Potter, Robert                        285,000                   285,000         $0.50           0             0.00%
Price, Carl                            10,000                    10,000         $0.65           0             0.00%
Puntillo, Richard                       3,389        3,389                                      0             0.00%
Racanelli, Martin                     100,000                   100,000         $0.25           0             0.00%
Raje, Inc.                            100,000                   100,000         $0.50           0             0.00%
Ramsey, Eric, G., Jr.                  10,000        5,000        5,000         $0.65           0             0.00%
Ramsey, Eric, G., Sr.                  91,032       10,000       81,032         $0.50           0             0.00%
Ramsey, Eric, G. TTEE                  14,975       14,975                                      0             0.00%
Ray Dirks, Inc.                       275,000                   275,000         $0.25           0             0.00%
Reisender, Glenn & Michelle             1,696        1,696                                      0             0.00%
Richard, Peter                          5,000        2,500        2,500         $0.65           0             0.00%


Rubenstien, Amy                         1,696        1,696                                      0             0.00%
Rubin, Raymond                         10,000        5,000        5,000         $0.65           0             0.00%
Rush, Neutrice                          4,000        2,000        2,000         $0.65           0             0.00%
Russell, Robert                        36,752       36,752                                      0             0.00%
S. Nevada Cons.                       133,737       88,737       45,000         $0.50           0             0.00%
Sablotsky, David & Mildred              3,389        3,389                                      0             0.00%
Sablotsky, Steven & Noreen              3,389        3,389                                      0             0.00%
Sanders, David, H.                     60,000                    60,000         $0.65           0             0.00%
Sands, Jack                            25,000                    25,000         $0.50           0             0.00%
Santiate, Vincent                      67,000                    67,000         $0.65           0             0.00%
Schellinger Construction Co. Inc.      21,467       15,385                                  6,082             0.00%
Schellinger, Al                        21,467       15,385                                  6,082             0.00%
Schulz, Harold, P.                     43,000       43,000                                      0             0.00%
Schwartz, Howard                        6,000                     6,000         $1.80           0             0.00%
Segal, Josh                           105,000                   105,000         $1.25           0             0.00%
Small, Martin & Judy                    3,389        3,389                                      0             0.00%
Software Marketing Corp.               38,000        3,000       35,000         $0.65           0             0.00%
Software Publishing Corp.             736,147      295,393                                440,754             0.31%
Software Pub. Corp. contingency+      736,147      440,754                                295,393             0.21%
Specce, John                            3,333                     3,333         $0.65           0             0.00%
Spiera, Harry & Marilyn                 3,389        3,389                                      0             0.00%
Spinoso, Gerard, C.                     3,389        3,389                                      0             0.00%
Steinback, G., TTEE Trust 7-27-82     107,334       76,923                                 30,411             0.02%
Strateg Growth Int.+                  400,000                   400,000         $4.63           0             0.00%
Sweet, Donald, J.                      15,000                    15,000         $0.65           0             0.00%
Swenson, Harley                        15,000       15,000                                      0             0.00%
Taylor, Norman Robert                  41,407       16,407       25,000         $0.50           0             0.00%
Twersky, Ruth Lee                       5,000        2,500        2,500         $0.65           0             0.00%
VanWyhe,Vic&D.TTEE 06-11-93            38,462       38,462                                      0             0.00%
Weinberg, Joseph                       81,032       35,000                                 46,032             0.03%
Weinstein, Marleena                    16,194       10,000                                  6,194             0.00%
Werman, Robert & Golda                 51,115       51,115                                      0             0.00%
White, Michael J. Trust                45,000                    45,000         $0.50           0             0.00%
Whittington, J. , Richard               5,000                     5,000         $0.65           0             0.00%
Woloschek, Douglas                     10,000       10,000                                      0             0.00%
Wolovnick - IRA                         7,666        3,833        3,833         $0.65           0             0.00%
Wolovnick, Jared                        6,000        3,000        3,000         $0.65           0             0.00%
Wolovnick, M. & Assoc. DCPP             5,500                     2,750         $0.65       2,750             0.00%
Wolovnick, Marvin                       7,500                     7,500         $0.65           0             0.00%
Wolovnick, Marvin  Keogh Plan           2,500                     1,250         $0.65       1,250             0.00%
Wolovnick, Marvin & Assoc.  PSP         8,334                     4,167         $0.65       4,167             0.00%
Young, Fred TTEE J B Miller             1,000                     1,000         $0.65           0             0.00%
Yudenfriend, Florence                   3,389        3,389                                      0             0.00%
Yudenfriend, Richard                   13,470       13,470                                      0             0.00%

                                   11,747,265    3,688,295    5,901,574                 2,157,396             1.50%

                    * Includes shares issuable upon exercise of options/warrants

                    (1) Based on  143,679,037  shares deemed  outstanding if all
                    options/warrants   being   registered  are  earned  and  are
                    exercised.

                    + Subject to performance or other contingency

      The securities offered hereby may be sold from time to time directly by the Selling Security holders. Alternatively, the Selling Security holders may from time to time offer such securities through broker-dealers acting as agents for the Selling Security holders or to broker-dealers who may purchase the Selling Security holders securities as principals and thereafter sell such securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. The distribution of securities by the Selling Security holders may be effected in one or more transactions (which may include block transactions by or from the account of the Selling Security holders) that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions, through the writing of options on the Selling Security holders securities, through sales to one or more broker-dealers for resale of such shares as principals, through a combination of such methods of sale or otherwise, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security holders in connection with such sales of securities. The Selling Security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received might be deemed to be underwriting discounts and commissions under the Act. If the Selling Securityholder sells its securities, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if the Selling Securityholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the SEC before such Selling Securityholder could make such sale, pay such compensation or make such a distribution.

      At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, rules 10b-2, 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security holders.

      Sales of securities by the Selling Security holders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. As of the date of this Prospectus, including the securities registered in this Registration Statement and the registration statements filed in regard to shares or shares issuable upon exercise of options, and if all such options and warrants are ultimately earned and are exercised, the freely tradeable securities of the Company (the "public float") will be approximately 143,679,037 shares of Common Stock.

                              PLAN OF DISTRIBUTION

      The securities offered hereby may be sold from time to time directly by the Selling Security holders. Alternatively, the Selling Security holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, including the Underwriter, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions maybe paid by the Selling Security holders in connection with such sales of securities. The Selling Security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

      At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the term of the offering, including the name or names of any underwriters, dealers of agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security holders.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of December 15, 1997, the Company has 127,281,648 shares of Common Stock outstanding. Of these shares approximately 106,000,000 shares are in the public float. The 9,589,869 shares (including those issuable upon exercise of options or warrants as discussed above) offered for sale in this Prospectus also will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to certain limitations of Rule 144 adopted under the Securities Act. In addition, the Company is registering 11,754,530 shares on Form S-1 and 11,855,155 shares on Form S-8. The remaining shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. See "Risk Factors-Shares Eligible for Future Sale".

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

      The Company has also filed registration statements for 11,754,530 shares on Form S-1 and 11,855,155 shares on Form S-8 under the Securities Act covering shares of Common Stock reserved for issuance under the Company's 1993 Stock Plans, the Outside Directors Stock Plan, various stock incentive plans and the 1995 Stock Plan. The registration of the 11,855,155 shares registered in the Form S-8 automatically became effective upon filing. Shares registered under such registration statements are subject to Rule 144 volume limitations applicable to Affiliates, and will be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company.

      In addition to the shares being registered, a substantial number of the shares of restricted stock presently outstanding including all of the shares being registered herein have been held at least one year. Accordingly, such shares are eligible for resale pursuant to Rule 144 at the rates and subject to the conditions discussed above, and the sale of any substantial number of such shares in the public market including the shares being registered, could adversely affect prevailing market prices following the offering.

                            DESCRIPTION OF SECURITIES

Common Stock

     General. The Company has 150,000,000 authorized shares of common stock, $.0001 par value (the "Common Stock"), 127,281,648 of which were issued and outstanding as of December 15, 1997. All shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this Prospectus, outstanding and/or when issued pursuant to a valid exercise of options or warrants, will be validly issued, fully paid and non-assessable. At the shareholders meeting held on November 26, 1997, the Company was authorized to increase the authorized number of shares of common stock to 300,000,000, and to effect a reverse stock split in any one ratio from 1 for 2, to 1 for 10, either, both, or neither of which actions may be taken in the discretion of the Board of Directors. The Company does not presently have plans to effect either of the authorized actions, but there is no assurance that either, both or neither of the authorized actions may be effected.

      Voting Rights. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the issued and outstanding shares of Common Stock can elect all of the Directors of the Company.
See "Principal Shareholders."

      Dividend Policy. All shares of Common Stock are entitled to participate ratably in dividends when and as declared by the Company's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of the Company's business and that no dividends on the shares of Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore there can be no assurance that any dividends on the Common Stock will be paid in the future. See "Dividend Policy".

      Miscellaneous Rights and Provisions. Holders of Common Stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the Company, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity of the Company after satisfaction of all liabilities.

      The Delaware General Corporation Law contains certain anti-takeover provisions. Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who owns 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is Manhattan Transfer Registrar Company, P. O. Box 361, Holbrook, New York 11741.

                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Daniel B. Kinsey, P. C. Mr. Kinsey owns 1,870,000 shares of Common Stock and options exercisable for 1,354,667 shares.

                                     EXPERTS

      The audited financial statements of the Company as of December 31, 1995 and 1996, and for each of the three years in the period then ended, are included herein and in the registration statement in reliance upon the report of Hays & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules filed therewith, may be inspected without charge at the Commission's principal offices at 450 Fifth Street, N.W. Washington, D.C. 20549 and its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 19948. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants .......................   F-1
Consolidated Balance Sheets as of December 31, 1996 and 1995 .............   F-2
Consolidated Statements of Operations for the
     years ended December 31, 1996, 1995 and 1994  .......................   F-3
Consolidated Statement of Shareholders' Equity for the
      years ended December 31, 1994, 1995 and 1996 .......................   F-4
Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994  ...................................   F-5
Notes to Consolidated Financial Statements ...............................   F-6
Condensed Consolidated Balance Sheets as of September 30, 1997
     and December 31, 1996 (unaudited) ...................................   FQ-1
Condensed Consolidated Statements of Operations for the
     Nine Months ended September 30, 1997 and 1996 (unaudited) ...........   FQ-2
Condensed Consolidated Statements of Cash Flows for the Nine Months
     ended September 30, 1997 and 1996 (unaudited) .......................   FQ-3
Notes to Condensed Consolidated Financial Statements (unaudited) .........   FQ-4

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                    CONTENTS
                                                                              Page
                                                                              ----


Independent Auditor's Report ................................................. 1

Consolidated Balance Sheets
December 31, 1996 and 1995 .................................................   2

Consolidated Statements of Operations
Years Ended December 31, 1996, 1995 and 1994 ...............................   3

Consolidated  Statement of Shareholders'  Equity
Years Ended December 31, 1994, 1995 and 1996 ...............................   4

Consolidated Statements of Cash Flows
Years Ended December 31, 1996, 1995 and 1994 ...............................   5

Notes To Consolidated Financial Statements .................................   6-28

Board of Directors and Shareholders
Computer Concepts Corp.
Bohemia, New York


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheets of Computer Concepts Corp. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Computer Concepts Corp. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company continued to sustain significant losses and use substantial amounts of cash in operations during the year ended December 31, 1996. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Hays & Company

Hays & Company
October 23, 1997, except for Note 12
which is dated November 26, 1997
New York, New York

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                     December 31,
                                                                 -------------------
ASSETS                                                           1996           1995
                                                                 ----           ----
 CURRENT ASSETS

Cash and cash equivalents.....................................  $ 5,675        $  579
Accounts receivable, net of allowance for doubtful
      accounts of $693 and $539 in 1996 and 1995, respectively.   9,044         4,475
Advances to officers...........................................     682           385
Inventories....................................................      29           123
Prepaid expenses and other current assets......................   1,036           431
                                                                -------       -------
                                                                 16,466         5,993

INSTALLMENT ACCOUNTS RECEIVABLE, due after one year............   3,714           -

PROPERTY AND EQUIPMENT, net....................................   1,605         1,579

SOFTWARE COSTS, net (including $450  held for sale in 1995)....     949         2,950

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED,
    net of accumulated amortization of $2,628 and $1,369 in 1996
    and 1995, respectively......................................  4,683         5,425

OTHER ASSETS ...................................................    254           134
                                                                -------       -------
                                                                $27,671       $16,081
                                                                =======       ========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable and accrued expenses........................ $4,227        $4,047
   Current portion of long-term debt............................    458           359
   Deferred revenues............................................  8,972         4,585
                                                                -------       -------
                                                                 13,657         8,991

DEFERRED REVENUES ..............................................  3,964           281

LONG-TERM DEBT..................................................    526           800

COMMON STOCK SUBJECT TO REDEMPTION..............................     -          4,000
                                                                 ------       -------
                                                                 18,147        14,072
                                                                 ------       -------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Common stock, $.0001 par value; 150,000,000 shares authorized;
   101,335,000 shares in 1996 and 57,475,000 shares in 1995
   issued and outstanding.......................................     10             6
   Additional paid-in capital................................... 78,870        52,406
   Accumulated deficit..........................................(69,356)      (50,403)
                                                                -------       -------
        Total shareholders'  equity.............................  9,524         2,009
                                                                -------       -------
                                                                $27,671       $16,081
                                                                =======       =======
The accompanying notes are an integral part of
 these consolidated financial statements.



                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                               Year ended December 31,
                                                        ------------------------------------
                                                         1996            1995           1994
                                                         ----            ----           ----

REVENUES:
   Software licenses and support...................    $19,030        $16,302        $13,695
                                                       -------        -------        -------
COSTS AND EXPENSES:
   Cost of revenues and technical support..........      5,944          7,074          5,537
   Sales and marketing.............................     13,038          9,166          5,850
   General and administrative......................      8,009          8,191          7,936
   Amortization and depreciation...................      3,684          4,104          2,452
   Research and development........................      1,496          1,270            521
   Unusual charges.................................      2,590          1,102          3,178
   Reduction in carrying values of  long-lived
     assets........................................        412          3,760            -
                                                       -------        -------        -------
                                                        35,173         34,667         25,474
                                                       -------        -------        -------
OPERATING LOSS.....................................    (16,143)       (18,365)       (11,779)
                                                       -------        -------        -------

OTHER INCOME/(EXPENSE):

   Losses on securities............................        -              -            (428)
   Interest charge pertaining to discount on
      convertible debentures.......................     (2,810)           -             -
                                                       -------       --------       --------
NET LOSS...........................................   $(18,953)      $(18,365)      $(12,207)
                                                       =======       ========       ========
NET LOSS PER SHARE.................................     $(0.27)        $(0.37)      $(0.51)
                                                       =======       ========       ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ........     71,301         49,211         24,110
                                                       =======       ========       ========

The accompanying notes are an integral part of these consolidated financial statements.



                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  Years ended December 31, 1994, 1995 and 1996
                                 (in thousands)

                                                    Additional                   Currency      Total
                                 Common Stock       Paid-in      Accumulated     Translation   Shareholders'
                              Shares      Amount    Capital      Deficit         Adjustment    Equity
                              ------      ------    -----------  -----------     ------------  -------------

BALANCE, JANUARY 1, 1994      20,690        $2       $31,997       $(19,831)       $ -          $12,168

Net proceeds from sales of
  common stock                 5,189        --         2,411           --           --            2,411
Common stock and options
  issued for services            375        --         1,011           --           --            1,011
Stock issued for business and
  asset acquisitions           7,979         1         4,476           --           --            4,477
Currency translation
  adjustment                    --          --          --             --           (21)            (21)
Net loss                        --          --          --          (12,207)        --          (12,207)
                              ------    ------        ------        -------      -------        -------
  BALANCE, DECEMBER 31, 1994  34,233         3        39,895        (32,038)        (21)          7,839

Net proceeds from sales of
  common stock                20,886         3         8,864           --           --            8,867
Common stock and options
  issued for services          2,137        --         3,234           --           --            3,234
Common stock and options
  issued for settlement of
  trade payables                 219        --           413           --           --              413
Currency  translation
  adjustment                    --          --          --             --            21              21
Net loss                        --          --          --          (18,365)        --          (18,365)
                              ------    ------        ------        -------      -------        -------
BALANCE, DECEMBER 31, 1995    57,475         6        52,406        (50,403)        --            2,009


Net proceeds from sales of
  common stock and options
  exercised                    6,365         1         1,996           --           --            1,997
Common stock and options issued
  for services                 7,680         1         3,445           --           --            3,446
Common stock issued subject
   to forfeiture               5,075        --         1,508           --           --            1,508
Conversion of common stock
   formerly subject to
   redemption                  4,490        --         4,000           --           --            4,000
Conversion of convertible
   debentures                 16,632         2        12,739           --           --           12,741
Common stock issued for
   settlements                 3,618        --         2,776           --           --            2,776
Net loss                        --          --          --          (18,953)        --          (18,953)
                             -------    ------       -------       --------     -------        --------
BALANCE, DECEMBER 31,1996    101,335       $10       $78,870       $(69,356)       $--         $  9,524
                             =======    ======       =======       ========     =======        ========

The accompanying notes are an integral part of these consolidated financial statements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                       Year ended December 31,
                                                                  -------------------------------
                                                                  1996         1995         1994
                                                                  ----         ----         ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                         $(18,953)   $(18,365)   $(12,207)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization and depreciation:
      Property and equipment                                          806         672         599
      Software costs                                                1,910       1,924       1,276
      Excess of cost over fair value of net assets acquired           959       1,480         577
      Other                                                             9          28        --
      Non-cash interest charge for discount on convertible debt     2,810        --          --
  Provision for doubtful accounts                                     154           7         400
  Common stock and options issued for services                      3,446       3,234       1,011
  Common stock issued subject to forfeiture                         1,508        --          --
  Non-cash unusual charges                                          2,415         269       3,178
  Reduction in carrying values of
      long-lived assets                                               412       3,760        --
  Loss on investment in securities                                   --          --           428
  Changes in operating assets and liabilities, net of
         effect of acquisitions:
      Accounts receivable                                          (4,723)       (802)     (1,924)
      Inventories                                                      94          91        (146)
      Prepaid expenses and other current assets                      (637)        174         (83)
      Installment accounts receivable                              (3,714)       --          --
      Other assets                                                   (129)         39         111
      Accounts payable and  accrued expenses                          569        (998)      1,408
      Deferred revenues                                             8,070       1,036      (1,807)
                                                                   ------      ------      ------
   Net cash used in  operating activities                          (4,994)     (7,451)     (7,179)
                                                                   ------      ------      ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                 (832)       (547)     (1,541)
Software development and technology purchases                        (526)       (545)        (75)
Proceeds from sale of technology                                      450        --          --
Net change in advances to officers                                   (297)       (271)        232
Capitalization of  software development costs                        --          --           (96)
Net investments in marketable securities                             --          --         2,165
Acquisition of DBopen, net of  cash acquired                         --          --          (207)
Additional consideration for MapLinx acquisition                       56        --          --
Additional consideration  for  Softworks  acquisition                (515)       (320)       --
                                                                   ------      ------      ------
   Net cash (used in) provided by investing activities             (1,664)     (1,683)        478
                                                                   ------      ------      ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sales of common  stock and options                1,997       8,867       2,411
Net proceeds from sale of convertible debentures                    9,931        --          --
Net change in long-term debt                                         (174)        345         150
Repayment of loans payable to shareholders, net                       --         --          (193)
                                                                   ------      ------      ------
   Net cash provided by financing activities                       11,754       9,212       2,368
                                                                   ------      ------      ------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                5,096          78      (4,333)
CASH AND CASH EQUIVALENTS, beginning of year                          579         501       4,834
                                                                   ------      ------      ------
CASH AND CASH EQUIVALENTS, end of year                             $5,675      $  579      $  501
                                                                   ======      ======      ======
The accompanying notes are an integral part of
 these consolidated financial statements.


                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


1.   BASIS OF PRESENTATION

     Computer Concepts Corp. and subsidiaries (the "Company") design, develop, market and support information delivery software products, including end-user data access tools for use in personal computer and client/server environments and systems management software products for corporate mainframe data centers. The Company has recently entered into the technology infrastructure construction business whereby for a fee the Company assists in the design, construction and installation of building technology systems. The Company's principal market is the United States. Export revenue is principally made to European distributors.

     The Company has incurred consolidated net losses of $18,953,000, $18,365,000 and $12,207,000 during the years ended December 31, 1996, 1995 and
1994, respectively, and cumulative net losses of $69,356,000 through December 31, 1996. For the year ended December 31, 1996, net cash used in operating activities was $4,994,000, reflecting the above net loss being offset by various non-cash items described in the accompanying consolidated statement of cash flows. The Company's cash requirements were primarily financed through the sale of convertible debentures and common stock and exercises of stock options approximating $11,928,000 for the year ended December 31, 1996. The Company does not maintain a credit facility with any financial institution. The Company has continued to incur significant expenses with respect to the development and marketing of its d.b.Express product technology without generating any significant revenue. As a result of continued operating losses, the use of significant cash in operations and the lack of sufficient funds to execute its business plan, among other matters, there is substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made with respect to the consolidated financial statements to record the results of the ultimate outcome of this uncertainty.

     Management's plans to remain a going concern, as more fully described in these notes, require additional financing until such time as sufficient cash flows are generated from operations. This financing is anticipated to be in the form of additional equity and/or convertible debenture investments, however, there can be no assurances that the Company will be able to obtain sufficient

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


1.   BASIS OF PRESENTATION (continued)

financing to execute its business plan. The Company's current source of operating revenue continues to be derived from its wholly-owned subsidiary, Softworks, Inc. ("Softworks"). Management's plans to remain a going concern rely upon achieving positive cash flows from operations through the continued growth of Softworks and the successful exploitation of the Company's d.b.Express product. While to date, revenue from d.b.Express has been insignificant, management believes that its proprietary software technology has significant potential in several areas, and solves certain significant business issues in the telecommunications and internet related markets. In order to realize the potential of this product, management will need to aggressively pursue all marketing opportunities. To date, the Company has incurred significant losses (both cash expenses and non-cash expenses as described in these notes) as a result of the development and marketing of d.b.Express. There can be no assurances that the Company will be successful in achieving positive cash flows from operations with respect to the d.b.Express product. The Company continues to pursue license and development agreements with various companies. While none of the Company's existing agreements or development opportunities, that relate to d.b.Express, provide sales commitments, management believes that the successful exploitation of its d.b.Express technology, as well as the continued growth of Softworks, will eventually enable the Company to achieve positive cash flows from operations. Unless the Company determines to discontinue its pursuit of d.b.Express revenue (which requires significant financial resources), the Company will need to generate positive cash flows from operations from the sale of d.b.Express product in order to decrease its dependency on cash flows from financing activities and remain a going concern. The Company is currently in the process of negotiating the sale of convertible securities for an amount that the Company believes will sustain its operations through April 1998; however, there can be no assurance that the Company will be successful in these efforts. See
Note 12 - "Subsequent events" for updated information.

The Company is a defendant in several lawsuits, including a class action claim, as described in Note 11, Legal Matters. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the lawsuits and claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of these claims, which could have a material adverse affect on the consolidated financial position and results of operations of the Company. Accordingly, the financial statements do not reflect any adjustments that might result from the ultimate outcome of these litigation matters.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

2.   SIGNIFICANT ACCOUNTING POLICIES

   Principles of Consolidation

   The consolidated financial statements include the accounts of Computer Concepts Corp. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

   Revenue Recognition

     License revenue is recognized at the time of delivery and acceptance of software products, where collectibility is generally deemed probable and no significant\insignificant obligations exist. Where realization of sale proceeds is not deemed probable, license revenue is recognized on the installment (cash) method following delivery. Maintenance revenue is deferred and recognized ratably over the maintenance period. Consulting fees are recognized as services are performed.

   Installment Accounts Receivable

   Perpetual license agreements may be executed under installment payment terms with monthly, quarterly or annual payment terms for up to five years. Revenue is deferred and recognized over the period of the installment payment plan.

   Property and Equipment

   Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the related assets, whichever is shorter. Capitalized lease assets are amortized over the shorter of the lease term or the service life of the related assets.

   Software Costs

     Costs associated with the development of software products are generally capitalized once technological feasibility is established. Purchased software technologies are recorded at cost and software technologies acquired in purchase business transactions are recorded at estimated fair value. Amortization of software costs begins when products become available for customer release. Purchased software technologies and software costs associated with the basic technology development are amortized on a straight-line basis over the estimated economic lives of the products, generally five years. Development costs associated with specific versions of software are amortized over the estimated life of the version, generally 12 to 24 months. Management evaluates whether these intangible assets are impaired (and appropriately adjusts carrying values) by comparing the net carrying value of the asset to the undiscounted expected future cash flows to be generated by the asset.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

   Excess of Cost Over Fair Value of Net Assets Acquired

   The excess of cost over the fair value of net assets acquired in purchase business transactions is amortized on a straight-line basis over periods ranging from three to ten years. Impairment of the excess of cost over fair value of net assets acquired is evaluated by comparing the estimated future undiscounted cash flows from the related assets of the acquired business to the carrying amount of such assets.

   It is the Company's policy to periodically review and evaluate whether there has been a permanent impairment in the value of intangibles and adjust the carrying value accordingly. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.

  Income Taxes

  Deferred tax assets and liabilities are recognized based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The Company has recorded no provisions for income taxes in the accompanying consolidated financial statements as a result of incurred losses.

   Net Loss Per Share

   Net loss per share is based on the weighted average number of common shares outstanding. Outstanding stock options, warrants and other potential stock issuances have not been considered in the computation since the effect of their inclusion would be antidilutive.

   Segment Information

     The Company is engaged in only one business segment, operating principally in North America, during the years 1994 through 1996. Domestic export revenue, made principally to European distributors, is summarized as follows:

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

2.   SIGNIFICANT ACCOUNTING POLICIES (continued)

                              Year ended December 31,
------------------------------------------------------------
                         1996            1995           1994
                         ----            ----           ----

Germany               $1,697,000     $1,361,000     $1,088,000
United Kingdom           881,000        528,000        367,000
Canada                   304,000        282,000        309,000
Australia                278,000        113,000         54,000
Japan                    234,000        274,000        269,000
Other Locations          610,000        174,000        344,000
                      ----------     ----------     ----------
                      $4,004,000     $2,732,000     $2,431,000
                      ==========     ==========     ==========

   Cash and Cash Equivalents

  The Company considers all investments with original maturities of three months or less to be cash equivalents. The carrying amount of temporary cash investments approximates the fair value because of the short maturity of those instruments.

   Use of Estimates

   In preparing consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   ACQUISITIONS

   Softworks, Inc.

     In October 1993, the Company completed the acquisition of all of the common stock of Softworks, a privately held Maryland company founded in 1977, providing systems management software products.

The purchase price approximated $5,700,000, which included $2,000,000 in cash and 1,000,000 shares of the Company's restricted common stock, 500,000 shares of which were contingently issuable upon realizing certain 1993 revenue goals. These goals were achieved and the shares were issued. The acquisition has been accounted for using the purchase method of accounting. Accordingly, assets and liabilities were recorded at their fair values as of September 1, 1993, the effective date of the acquisition, and the operations of Softworks have been included in the Company's consolidated statements of operations since that date. The excess of cost over the fair value of net assets acquired, which originally approximated $5,484,000, is being amortized over ten years. The agreement also requires the Company to make additional contingent purchase consideration

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

 3.   ACQUISITIONS (continued)

   Softworks, Inc. (continued)

payments to two of Softworks' former shareholders based upon certain product revenue for the years 1995 through 1998, up to a maximum of $1,000,000 each, for an aggregate maximum of $2,000,000. Through December 31, 1996, the Company has incurred a liability of $924,000, ($802,000 of which was paid) to the non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition and, accordingly, included in the excess of cost over the fair value of net assets acquired, as these individuals did not continue in the employment of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.

  Superbase

  In June 1994, the Company completed the purchase of the Superbase product technology and certain related assets from Software Publishing Corporation ("SPC") in exchange for 2,031,175 shares of the Company's restricted stock valued at approximately $4,000,000 and $75,000 in cash. SPC received a valuation guarantee for the stock issued, and was permitted to sell such stock in an orderly manner over a twelve month period following registration, which was originally required to be completed before December 31, 1994. The agreement provided that should such registration statement not be effective by December 31, 1994, SPC, at its option, could require the Company to repurchase the shares issued for the amount of the valuation guarantee.

On January 19, 1995, SPC and the Company entered into an extension agreement whereby the Company was given an extension to file the registration statement to February 15, 1995. In exchange for that extension, the Company agreed to pay SPC $560,000 (the "Penalty Amount"), payable $300,000 in cash in three monthly installments ($100,000 was paid in 1995 and $200,000 was paid in October 1996), and $260,000 in additional shares of Company common stock. These additional shares also had a valuation guarantee. As a result of the Company's failure to meet the December 31, 1994 registration statement filing deadline, the Company recorded the Penalty Amount, $560,000, as an unusual charge in the December 31, 1994 consolidated statement of operations. The extension agreement included a provision that if the Company did not meet the February 15, 1995 deadline, and the registration was not completed by May 31, 1995, SPC was entitled to either of the following (at SPC's option): (i) the payment of an additional penalty payment equal to $638,400 payable equally in cash and Company common stock, or
(ii) the repurchase of the shares as provided for in the agreement. The Company did not meet the May 31, 1995 requirement and SPC decided to receive the penalty equally in cash and stock. Accordingly, the The Company accrued for an additional penalty payment of $638,400 as an unusual charge in 1995.

In October 1996, the Company and SPC signed a Settlement and Mutual Release Agreement. This agreement permitted SPC to accelerate its ability to sell its remaining shares, with the Company paying $619,420 in cash ($200,000 of the cash portion of the Penalty Amount, $319,200 of the May 31, 1995 additional penalty amount, and $100,220 of related interest expense) and issuing an additional
309,000 shares of the Company's common stock, which were fair valued at $183,000, to settle all claims between the parties. The Company recorded a

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

 3.   ACQUISITIONS (continued)

  Superbase (continued)

total charge of $515,000 in 1996, reflecting such final settlement. During 1996, the Company issued 5,393,000 shares of its common stock (consisting of 4,490,000 shares upon the redemption conversion and 903,000 shares relating to penalties and the final settlement) ending its commitments under the SPC agreements. The stock originally issued to SPC was included in the accompanying balance sheet as "Common Stock Subject to Redemption" which was classified as debt in the event the Company would have been required to repurchase the shares at the guaranteed price. This amount has been reclassified to equity as the ultimate resolution did not require the Company to repurchase the shares.

   During the year ended December 31, 1995, as a result of the Company's decision to not invest in the further development and marketing of the Company's Superbase software technology, the Company recorded a charge to operations of $2,440,000. This reduced the carrying value of this asset to $450,000. During 1996, the Company sold the underlying software technology, with the Company realizing the cash proceeds of $450,000.

   MapLinx, Inc.

During December 1994, the Company completed the acquisition of MapLinx Inc. ("MapLinx"), a developer and provider of personal computer database geographic utilities used with Windows database and spreadsheet products. In connection with the acquisition, the Company issued 1,672,476 shares having a fair value of $900,000 at the acquisition date. The acquisition has been accounted for as a purchase and, accordingly, assets acquired and liabilities assumed were recorded at their fair values as of December 31, 1994 and the operations of MapLinx, are included in the Company's consolidated statements of operations since that date. The cost of the acquisition exceeded the fair value of net assets acquired by $904,000 and has been classified as the "excess of cost over fair value of net assets acquired" and was being amortized on a straight line basis over a period of three years.

Since its acquisition, MapLinx' revenues had diminished and it had incurred continuing losses. As a result, the Company had evaluated the carrying value of the unamortized portion of the MapLinx excess of cost over fair value of net assets acquired and unamortized software development costs, aggregating $412,000 at December 31, 1996, and had determined that its recoverability was doubtful. Accordingly, the Company wrote-off such long-lived assets in the fourth quarter of 1996. The Company is in the process of attempting to sell the net assets of MapLinx. There can be no assurances that the Company will be successful in its attempt to sell the net assets of MapLinx.

See Note 12 - "Subsequent events" for updated information.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

 3.   ACQUISITIONS (continued)

   MapLinx, Inc. (continued)

Financial information pertaining to MapLinx as of and for the years ended December 31,1996, and 1995, are summarized below:

                                     1996                1995
                                     ----                ----

Current Assets                     $366,000            $831,000
Total Assets                        429,000           1,520,000
Current Liabilities                 517,000             729,000
Total Liabilities                   520,000             743,000
Net Revenues                      2,220,000           3,780,000
Net (Loss)                       (1,497,000)           (508,000)



     DBopen, Inc.

     During October 1994, the Company entered into an agreement to acquire Dbopen, Inc. ("DBopen"), a provider of personal computer database administration tools employing client/server technology. In connection with the acquisition, the Company issued $939,300 of restricted common stock and assumed long-term debt of approximately $423,000.The agreement provided for a price guarantee on the initial stock issuance and the issuance of additional restricted common stock upon the timely completion of certain new products as well as payment of additional consideration over a four-year period based on the revenue and profit contribution of DBopen. The acquisition has been accounted for as a purchase and, accordingly, Dbopen's assets and liabilities were recorded at their fair values as of December 31, 1994 and the operations of DBopen are included in the Company's consolidated statement of operations since that date. The cost of the acquisition exceeded the fair value of net assets acquired by $1,916,000 which has been classified as the "excess of cost over fair value of net assets acquired" at December 31, 1994 and is being amortized on the straight line basis over a period of three years. The historical operations of DBopen are not material to the historical operations of the Company.

  In the third quarter of 1995, certain new products pertaining to the acquisition of DBopen were introduced into the marketplace. As a result of limited sales and changing market conditions during the fourth quarter of 1995, it became apparent that significant additional expenditures would have to be incurred in order to modify the DBopen products to meet such changing market conditions. In the opinion of management, such additional costs would exceed the projected benefits and the decision was made to discontinue the products. Consistent with this business decision, the Company wrote-off the remaining carrying value of its investment in Dbopen of $1,320,000 in the fourth quarter of 1995.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


4.  PROPERTY AND EQUIPMENT
    Property and equipment consist of the following:

                                                                      December 31,
                                                                   -------------------
                                                  Useful life
                                                   in years         1996          1995
                                                  -----------      -----        ------
                                                                      (in thousands)

      Computer equipment and software              3 to 7          $2,807      $ 2,019
      Furniture and fixtures                       5 to 7             279          250
      Leasehold improvements                       7                  473          458
                                                                  -------      -------
                                                                    3,559        2,727
      Less accumulated depreciation
          and amortization                                        ( 1,954)     ( 1,148)
                                                                  -------      -------
                                                                  $ 1,605      $ 1,579
                                                                  =======      =======

5.   SOFTWARE COSTS
     Software costs consists of the following:

                                                            December 31,
                                                         -------------------
                                                         1996           1995
                                                         ----           ----
                                                             (in thousands)
Capitalized software development costs                  $3,538         $3,303
Purchased and acquired software technologies
  (including $450  held for sale in 1995)                1,894          2,220
                                                        ------         ------
                                                         5,432          5,523
Less accumulated amortization                           (4,483)        (2,573)
                                                        ------         ------
                                                        $  949         $2,950
                                                        ======         ======

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consist of the following:

                                                             December 31,
                                                         --------------------
                                                         1996            1995
                                                         ----            -----
                                                             (in thousands)
       Accounts payable                                  $1,253         $1,909
       Due to SPC (Note 3.b)                                -              838
       Accrued payroll and benefits                         616            675
       Other accrued expenses                             2,358            625
                                                         ------         ------
                                                         $4,227         $4,047
                                                         ======         ======

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY

     See Note 12 - "Subsequent events" for updated information with respect to shareholders' equity.

     Common Stock

     During 1996, the Company consummated sales of restricted common stock under various private placement agreements, including sales of convertible debt securities. Proceeds raised from these sales aggregated $11,928,000, net of offering commissions and expenses of approximately $1,664,000 and the discount of $2,810,000 pertaining to the convertible debt. A total of 19,286,000 shares were sold at prices ranging from $0.20 to $2.00 per share. Approximately 9,104,000 shares were also issued in 1996 pursuant to valuation guarantees under stock transactions during the years ended December 31, 1994 and 1995 (3,711,000 shares) and pursuant to valuation guarantees and the settlement of the SPC transaction described in Note 3 (5,393,000 shares).

  During 1995, the Company consummated sales of restricted common stock under various private placement agreements. Proceeds raised from these sales aggregated $8,867,000, net of offering commissions and expenses of approximately $1,500,000. A total of 19,340,000 shares (excluding 555,000 shares sold under an option) were sold at prices ranging from $0.20 to $2.00 per share. A total of 991,000 shares were also issued pursuant to valuation guarantees.

  During 1994, the Company consummated sales of restricted common stock under various private placement agreements. Proceeds raised from these sales aggregated $2,411,000, net of offering commissions and expenses approximating $389,000. A total of 4,589,000 shares were sold (excluding 600,000 shares sold under an option) at prices ranging from $0.50 to $1.25 per share.

     Convertible Debt Securities

     In 1996, the Company received net proceeds of approximately $9,931,000, net of commissions of $1,371,000 relating to the placement of convertible debt securities. These instruments were convertible to 16,632,000 shares of common stock of the Company at discounts ranging from 20% to 32.5% from the market price on the date of conversion. In connection with this discount, SEC Staff comments and consistent with SEC observer comments at the Emerging Issues Task Force meeting on March 13, 1997 related to this topic, the Company recorded a non-cash interest charge related to these securities of approximately $2,810,000. All of these convertible debt securities were converted during 1996.

     Transactions with Officers, Employees and Consultants

     In November 1996, the Company issued 2,300,000 restricted and 2,775,000 unrestricted shares of the Company's common stock to various officers, employees and consultants. These shares are subject to forfeiture if the Company does not ultimately sign contracts valued in excess of $3,000,000 during 1997. Such shares had a fair value at the date of issuance of $1,508,000, which has been recorded as a non-cash charge in the Company's statement of operations for the year ended December 31, 1996. In addition to the shares identified above, the

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Transactions with Officers, Employees and Consultants (continued)

Company issued 7,680,000 shares of common stock in 1996 to officers, employees and consultants which were not subject to forfeiture. These additional shares had a fair value at the date of issuance of $3,446,000, which is included as a non-cash charge in the Company's statement of operations for the year ended December 31, 1996.

In June 1996, the Company entered into an agreement with a consultant in connection with the marketing of the Company's d.b.Express product. Pursuant to such agreement, the consultant has the ability to earn 250,000 options for every $1,250,000 in net d.b.Express revenue, up to a maximum of 1,000,000 options. This agreement expires on December 31, 1997, and the options have an exercise price of $5.00 per share (originally priced at $.50 per share). In addition, the Company entered into agreements with this consultant which provide for the following additional compensation:

 . 425,000 options to purchase the Company's common stock at an exercise price of $0.65 per share, which expires on December 31, 1998. In connection with this grant, the Company recorded a non-cash charge to the statement of operations of $388,790 for the year ended December 31, 1996.

 . The consultant was loaned $250,000 payable in five annual installments of $50,000, plus interest at 6% per annum. In January 1997, the consultant repaid the entire loan balance including interest through that date.

 . The consultant receives annual compensation of $80,000 per annum, renewable automatically with termination on one year's notice. In addition, the Company paid approximately $220,000 of other agreed-upon expenses of the consultant during 1996.

 . A bonus of $200,000 payable should the Company achieve $5,000,000 of net d.b.Express revenue specifically related to the consultant's activities.

Consulting expenses related to restricted stock and option issuances and reflected in the consolidated statements of operations amounted to $1,118,000, $2,155,000, and $1,199,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

In December  1995,  the Company  entered  into an agreement  with Perot  Systems
Corporation ("Perot") in connection with the marketing of the d.b.Express technology. The Company issued 500,000 options at $2.56 per share to purchase common stock in connection with the agreement and recognized an expense of $235,000 representing the fair value of such options. Pursuant to such agreement, Perot also has the ability to earn up to 2,250,000 options at a price of $2.56 per share, at the rate of 50,000 options for every

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.  SHAREHOLDERS' EQUITY (continued)

     Transactions with Officers, Employees and Consultants (continued)

$1,000,000 of d.b.Express product revenue in excess of $5,000,000, over a period of two years, commencing December 1995. Additionally, Perot could earn a commission of 30% on all future sales of d.b.Express over a period of two years commencing December 1995. During 1996, the agreement was amended to change the terms such that Perot would receive: a) 30% of gross revenue created by the sales or license of the d.b.Express technology from sources directly attributable to Perot, or, b) 10% of gross revenue from sources not generated directly by Perot, but where Perot participates substantially in the sales or license process. To date, no significant revenue has been earned through this agreement and, accordingly, no additional options or commissions have been paid. In August 1997, the Company gave notice to terminate the contract with Perot effective December 1997 (Note 11).

     During the fourth quarter of 1995, the Company also entered into various other marketing and consulting agreements expiring at various dates through November 1997. The Company issued 1,678,000 options at $1.50 per share, to purchase common stock in connection with these agreements and recognized expenses aggregating $1,056,000 representing the fair value of such options. Pursuant to such agreements, these firms also have the ability to earn up to 1,600,000 options at a price of $1.50 per share contingent upon defined levels of d.b.Express product revenue. In April 1997, 1,000,000 of the 1,678,000 options described above were rescinded and the Company issued 400,000 restricted shares of the Company's common stock to such consultants in lieu of such options.

  During July and August 1994, the Company entered into one-year agreements with several financial relations and advisory firms to assist in expanding individual and institutional investor interest in the Company, as well as to advise in the development of its business, including acquisition financing. The Company issued 600,000 options at $.01 per share and 700,000 options at $1.12 per share to purchase common stock in connection with the agreements. The difference between the fair market value of the Company's common stock and the exercise price of the options issued, approximating $706,000 was included in "prepaid expenses and other current assets" and was being amortized over the terms of the applicable agreements at September 30, 1994. In the fourth quarter of 1994, as a result of the inability to realize the amounts previously deferred, the Company wrote off the remainder of these deferred costs.

  During December 1994, the Company issued 350,000 shares of common stock having a fair market value of $339,000 to a consultant for telecommunication consulting services performed in the fourth quarter of 1994.

     Stock Option Plans

     During October 1993, the Company adopted the Employees' 1993 Stock Option Plan (the "Employees' Plan"), the 1993 Directors, Officers and Consultants Stock Option Plan (the "DOC Plan") and the 1993 Prior Service Plan (the "Prior Services Plan"), collectively the "1993 Plans," all of which are non-qualified

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Stock Option Plans (continued)

plans providing for the grant of stock or options to eligible participants. The Company may issue stock or options for up to an aggregate 20% of the Company's outstanding common stock under the Employees' and DOC Plans (without consideration of the options issued under the Prior Services Plan). The Board of Directors has the authority to determine all terms and provisions under which options are granted, including the persons to whom options are granted, the number of shares and exercise price per share of common stock to be covered by each option and the time or times at which options shall be exercisable.

During 1994, the Board of Directors authorized a restriction on the exercise of substantially all outstanding options and warrants. Exercises of options and warrants are subject to the requirement that, at the time of exercise, at least 25% of the Company's authorized capital stock be unissued, unreserved and available for issuance.

On March 20, 1996, the Company's shareholders approved the termination of the above 1993 Plans and the adoption of the 1995 Stock Incentive Plan (the "1995 Incentive Plan"). Eligible participants in the 1995 Incentive Plan are officers and employees of the Company and consultants to the Company. Pursuant to the 1995 Incentive Plan, the Board of Directors or a committee thereof may also grant restricted stock, stock appreciation rights, performance grants or such other types of awards as it may determine. The total number of common shares issuable upon the exercise of all stock options under the 1995 Incentive Plan may not exceed 10,000,000 shares, subject to adjustments upon the occurrence of certain events, as defined. The 1995 Incentive Plan provides for the granting of
(i) incentive options to purchase the Company's common stock at the fair market value on the date of grant and (ii) non-qualified options to purchase the Company's common stock at not less than the fair market value on the date of grant.

On March 20, 1996, the Company's shareholders also approved the Outside Director Stock Option Plan (the "Director Plan"). Directors of the Company who are not full-time employees of the Company are eligible to participate in the Director Plan. The total number of common shares issuable upon the exercise of all stock options under the Director Plan may not exceed 500,000 shares, subject to adjustments upon the occurrence of certain events, as defined. Pursuant to the Director Plan, each non-employee director will be granted options with five year terms commencing March 1, 1996, and on the first day of each March thereafter, to purchase that number of shares of common stock having a market value of $50,000. Options granted shall vest in one year.

The Company has also issued options during 1996, 1995 and 1994 with terms determined by the Board of Directors at the time of grant (the "Miscellaneous Options").

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Stock Option Plans (continued)

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its employee stock-based compensation plans. If the Company had elected to recognize compensation expense based upon the fair value at the date of grant for awards under these plans consistent with the methodology prescribed by SFAS 123, the effect on the Company's net loss and net loss per share for the year ended December 31, 1996 and 1995 would be as follows:

                                            Year ended December 31,
                                            ------------------------
                                            1996                1995
                                            ----                ----

Net Loss             As Reported         $18,953,000         $18,365,000
                     Pro Forma           $19,363,000         $20,202,000

Net Loss Per Share   As Reported            $0.27               $0.37
                     Pro forma              $0.27               $0.41


These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1995.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Stock Option Plans (continued)

The fair value of options granted during 1996 and 1995, respectively, are estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility ranging from 79% to 157% in 1996 and from 80% to 161% in 1995, (2) risk-free interest rates from 5.12% to 6.37% in 1996 and 5.37% to 7.75% in 1995, and (3) expected lives ranging from 1 to 4.25 years in 1996 and 1.25 to 5.3 years in 1995.

The following is a summary of stock option activity for 1994, 1995 and 1996 (share amounts are in thousands):


                                                                  Weighted Average
Prior Service Plan                                     Shares      Exercise Price
-------------------                                    ------      -----------------
Outstanding at January 1, 1994                            -           $  -
Granted                                                 4,318          1.03
                                                        -----
Outstanding and exercisable at December 31, 1994        4,318          1.03
Forfeited                                                 (50)         1.03
                                                        -----
Outstanding and exercisable at December 31, 1995        4,268          1.03
Exercised                                                (532)         1.03
Forfeited                                                (117)         1.03
                                                        -----
Outstanding and exercisable at December 31, 1996        3,619          1.03
                                                        =====

Weighted average remaining contract life:             2 years
Range of exercise price:                          $0.50  to $4.63

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994
7.   SHAREHOLDERS' EQUITY (continued)
     Stock Option Plans (continued)

                                                                  Weighted Average
DOC Plan:                                              Shares      Exercise Price
-------------------                                    ------      -----------------
Outstanding at January 1, 1994                           -             $    -
Granted                                                  905               1.87
                                                       -----
Outstanding and exercisable at December 31, 1994         905               1.87
Granted                                                5,301               0.50
Exercised                                               (105)              1.06
Forfeited                                               (623)              1.90
                                                       -----
Outstanding and exercisable at December 31, 1995       5,478               1.18
Exercised                                                (78)              1.18
Forfeited                                               (197)              1.18
                                                       -----
Outstanding and exercisable at December 31, 1996       5,203               1.18
                                                       =====

   Weighted average remaining contract life:  2.6 years
   Range of exercise price:  $0.25 to $1.50
   The weighted average fair value of options granted during 1995 was $0.86 per share.

                                                                  Weighted Average
1995 Incentive Plan:                                   Shares      Exercise Price
-------------------                                    ------      -----------------
Outstanding at January 1, 1996                            -           $  -
Granted                                                  397            1.41
Forfeited                                                (71)           1.80
                                                        ----
Outstanding and exercisable at December 31, 1996         326            1.33
                                                        ====

   Weighted average remaining contract life:  1.49 years
   Range of exercise price:  $0.81 to $1.80
   The weighted average fair value of options granted during 1996 was $0.64.

                                                                  Weighted Average
1993 Employees' Plan:                                  Shares      Exercise Price
--------------------                                   ------      -----------------
Outstanding at January 1, 1994                             -           $ -
Granted                                                   702            1.18
Forfeited                                                (180)           1.18
                                                        -----
Outstanding and exercisable at December 31, 1994          522            1.18
Granted                                                   957            1.14
Forfeited                                                (355)           1.07
                                                        -----
Outstanding and exercisable at December 31, 1995        1,124            1.18
Exercised                                                 (10)           1.18
Forfeited                                                 (56)           1.18
                                                        -----
Outstanding and exercisable at December 31, 1996        1,058            1.18
                                                        =====

 Weighted average remaining contract life:  2.38 years
 Range of exercise price:  $.50 to $1.50
 The weighted average fair value of options granted during 1995 was $0.51.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Stock Option Plans (continued)

                                                                  Weighted Average
Miscellaneous Options:                                Shares      Exercise Price
-----------------------                                ------      -----------------
Outstanding at January 1, 1994                           645            $0.58
Granted                                                1,645             0.64
Exercised                                               (600)            0.01
Forfeited                                               (700)            1.13
                                                       -----
Outstanding at December 31, 1994                         990             0.64
Granted                                                4,928             0.91
Forfeited                                               (123)            0.60
                                                       -----
Outstanding at December 31, 1995                       5,795             0.87
Granted                                                3,052             0.84
Exercised                                             (1,024)            0.87
Forfeited                                                (29)            0.87
                                                       -----
Outstanding at December 31, 1996                       7,794             0.90
                                                       =====

   Weighted average remaining contract life:    2.44 years
   Range of exercise price:  $0.35 to $2.43

     At  December  31,  1995 and 1996,  5,765,694  and  7,310,779  options  were exercisable, respectively. The weighted average fair value of options granted during 1995 and 1996 was $0.97 and $0.47 per share, respectively.

     At December 31, 1996, a total of 17,516,000 options are exercisable at exercise prices ranging from $.25 to $4.63 per share. At December 31, 1996, a total of 21,747,569 shares of the Company's common stock were reserved for options, warrants and contingencies.

     Total compensation costs recognized for stock-option awards amounted to $621,013 and $2,567,527 for the years ended December 31, 1996 and 1995, respectively.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

7.   SHAREHOLDERS' EQUITY (continued)

     Stock Option Plans (continued)

     During August 1994, the Company's Board of Directors authorized a reduction of the exercise price covering 6,760,000 outstanding options to purchase common stock to $1.25 per share (the fair market value at the date of the Board action). The substantial majority of such options were previously issued at an exercise price of $2.56 per share.

     During May 1995, the Company's Board of Directors authorized a reduction of the exercise price of 4,184,500 outstanding options to purchase common stock to $.50 per share ($.22 higher than the fair market value at the date of the Board action). The substantial majority of such options were previously issued at an exercise price of $1.25 per share.

8.   INCOME TAXES

     The tax effects of temporary differences which give rise to deferred tax assets and liabilities at December 31, 1996 and 1995 are summarized as follows (in thousands):

                                                       December 31,
                                                   -------------------
Deferred tax assets                                1996           1995
                                                   ----           ----
Net operating loss carryforwards                $ 17,445      $ 11,578
Tax credit carryforward                              504           641
Compensation                                       4,282         2,390
Fixed and intangible assets                          388         1,763
Other                                                814         1,112
                                                ---------     --------
                                                  23,433        17,484

Deferred tax liabilities
  Capitalized software development costs            (398)       (1,097)
                                                --------       -------
                                                  23,035        16,387
Valuation allowance                              (23,035)      (16,387)
                                                --------       -------
                                                 $     0       $     0
                                                ========       ========

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

8.   INCOME TAXES (continued)

     SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The full valuation allowances at December 31, 1996 and 1995 reflect uncertainties with respect to future realization of net operating loss carryforwards.

     At December 31, 1996, the Company has net operating loss carryforwards approximating $41,000,000 available to reduce future taxable income. These losses, which expire through 2011, are subject to limitations as a result of IRC
Section 382 rules governing changes in control. The Company has not quantified the amount of such limitations.

9.   UNUSUAL CHARGES

     Included in unusual charges for the year ended December 31, 1996, are charges aggregating $2,590,000 including the following: $2,075,000, of which $2,000,000 (representing 2,614,000 shares of the Company's common stock) is non-cash, for costs associated with the settlement of certain litigation (Note
11), and $515,000 of which $415,000 (representing 750,000 shares of the Company's common stock) is non-cash relating to the final settlement of SPC (Note 3).

     Included in unusual charges for the year ended December 31, 1995, are charges aggregating $1,102,000 including the following: Penalty Amounts to SPC of $638,000 (Note 3) and settlement of certain litigation of approximately $464,000 (Note 11).

     Included in unusual charges for the year ended December 31, 1994, are charges aggregating $3,178,000 including the following: write-off of goodwill relating to Computer Concepts Europe Ltd. ("CCEL") of $1,800,000. Penalty Amounts to SPC of $560,000, write-off of aborted acquisition costs of $260,000 and the reversal of revenue pertaining to CCEL of $500,000.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

 10.   RELATED PARTY AND OTHER TRANSACTIONS

     For the years ended December 31, 1996 and 1995, executive officers of the Company received stock-based compensation aggregating $899,000 in 1996 and $168,000 in 1995. One of these officers has not received any cash compensation during 1996, nor, at any time since the Company's inception.

     Two executive officers of the Company have received advances from time to time, with such advances being payable upon demand and bearing no interest. Effective January 1, 1997, these advances are interest bearing at the rate of 7% per annum.

     During the fourth quarter, the Company advanced approximately $126,000 to another officer. The advance was settled with the Company prior to the year ended December 31, 1996, through the transfer of marketable securities to the Company with a market value of $126,000.

     During the years ended December 31, 1996 and 1995, the Company paid an outside Director fees for legal services aggregating $127,000 and $64,000 respectively.

     During the years ended December 31, 1996 and 1995, the Company paid an outside Director consulting fees of $52,000 and $30,000, respectively.

11. COMMITMENTS AND CONTINGENCIES

     Commission/Royalty Commitments

     As described in Note 7 the Company is obligated to pay Perot a 30% commission on gross revenue from the sale or license of the d.b.Express technology from sources generated solely by Perot or a 10% commission on gross revenue from sources not generated directly by Perot, but where Perot participates substantially in the sale or license process. In August 1997, the Company gave notice to terminate the contract with Perot effective December 1997. Additionally, the Company is obligated to pay a consultant a royalty of 20% on net sales or license revenue specifically generated by that consultant. The Company is further obligated to pay to another consultant a 10% royalty on net sales or license revenues specifically generated by that consultant.

     Leases

     The Company leases certain computer equipment under long-term non-cancelable leases which are classified as capital leases and are included as part of property and equipment. Operating leases are primarily for office space, equipment and automobiles.

     At December 31, 1996, the future minimum lease payments under operating and capital leases are summarized as follows:

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

11. COMMITMENTS AND CONTINGENCIES (continued)

    Leases (continued)

     Year ending December 31,        Operating Leases           Capital Leases

           1997                         $ 936,000                 $ 120,000
           1998                           758,000                    62,000
           1999                           645,000                      -
           2000                           521,000                      -
           2001                           275,000                      -
                                       ----------                 ---------
                                        3,135,000                   182,000
  Amounts representing interest              -                       11,000
                                       ----------                 ---------
  Net                                  $3,135,000                 $ 193,000
                                       ==========                 =========

     Rent expense approximated $690,000, $619,000 and $437,000, for the years ended December 31, 1996, 1995 and 1994, respectively.

     Employment Agreements

     The Company has entered into various employment agreements with three key employees for base compensation aggregating $400,000 per year. These agreements expire at various times during 1996 and 1997 and will be automatically renewed for succeeding terms of one year unless the Company, or the employee, gives written notice.

     Benefit Plan

     The Company provides pension benefits to eligible employees through a 401(k) plan. Employer matching contributions to this 401(k) plan approximated $36,000 for the year ended December 31, 1996 and $26,000 for each of the years ended December 31, 1995 and 1994.

     Registration Statements/Restricted Securities

     The Company has used restricted common stock for the purchase of certain companies (Note 3) and has sold restricted common stock in private placements. At December 31, 1996, 11,716,000 shares of restricted common stock were issued and outstanding.

     Legal Matters

     During May 1994, the Company and certain officers received notification that they have been named as defendants in a class action alleging violations of certain securities laws with respect to disclosures made regarding the Company's acquisition of Softworks during 1993. On September 12, 1996, the settlement of this class action claim was approved by the United States District Court, Eastern District of New York. The Company recorded a charge to earnings in the first quarter of 1996 of $2,075,000 to reflect this settlement consisting of $75,000 plus 2,614,000 shares of the Company's common stock.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

11. COMMITMENTS AND CONTINGENCIES (continued)

    Legal Matters (continued)

     In September 1994, the Company received notice of an action alleging breach of contract regarding an acquisition transaction initiated during 1993. In July 1995, a settlement agreement was reached whereby the Company was required to pay $75,000 and agreed to an amendment of the original contract to acquire the license for additional software. Pursuant to such amendment, the Company issued a non-interest bearing promissory note in the amount of $388,800 payable in 36 monthly installments, with the final payment scheduled for September 1, 1998, which amount was recorded as an unusual charge in the 1995 consolidated statement of operations.

     In July 1995, the Company received notice of an action alleging the Company had not used its best efforts to register warrants to purchase 500,000 shares of the Company's common stock within 30 days from written notice to the Company, pursuant to a financial consulting agreement. The Company has maintained that it has always used its best efforts to cause the registration of those warrants to occur. However, to avoid the expense and resolve the uncertainties of litigation, the matter was settled by including 385,000 warrants in the Company's then pending registration statement, with the balance of 115,000 warrants being canceled. As the registration statement became effective on August 9, 1996, the Company believes this matter has been resolved; however, the Company is unable to predict the ultimate outcome of this suit and, accordingly, no adjustment has been made in the consolidated financial statements for any potential losses.

     In July 1995, the Company and certain officers received notification that they have been named as defendants in a class action claim in regard to announcements and statements regarding the Company's business and products. During August and September 1995, four additional, substantially identical, class action claims were made. In November 1995, the five complaints were consolidated into one action. Plaintiffs have moved to certify a Class Action and the Company did not oppose the motion. No damages have been specified in any of these class action claims. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of these claims, which could have a material adverse impact on the consolidated financial position and results of operations of the Company, and, accordingly, no adjustment has been made for any potential losses. See Note 12 - "Subsequent events" for updated information.

     On June 11, 1996, the Company received notice of entry of a default judgement against it for $1,500,000 and specific performance to effect the registration of common stock held by Merit Technology, Inc. in a matter which the Company had not been served or received notice (In Re: Merit Technology, Inc., Debtor, U.S. Bankruptcy Court, Eastern District of Texas). On August 13, 1996, the default judgement was set aside by the Court. During December 1996, this matter was settled with the Company issuing 100,000 shares of its common stock.

     During March 1997, the Company received a Complaint filed in the U.S. District Court for the Western District of Texas, by Dell Computer Corporation. A Second Amended Complaint alleges that the Company failed to deliver product as contracted for and further alleges damages in excess of $850,000. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of this claim, which could have an adverse impact on the consolidated financial position and results of operations of the Company, and accordingly, no adjustment has been made for any potential losses.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

11. COMMITMENTS AND CONTINGENCIES (continued)

    Legal Matters (continued)

     In March 1995, an action was originally commenced against the Company and a number of defendants. In early 1997, after a change in counsel, the plaintiff amended the complaint for a second time, now naming as defendants only the Company and three of its officers. The second amended complaint alleges that certain third parties, unrelated to the Company, transferred certificates representing 10,000,000 shares of the Company's common stock to the plaintiff. The complaint further alleges that such shares were endorsed in blank by the third parties and became bearer securities which were negotiated to the plaintiff by physical delivery. The certificates had not been legally acquired from the Company and the certificates were reported to the Securities and Exchange Commission by the Company as stolen certificates. Plaintiff has requested validation of the transfer of the certificates and is seeking damages of an unspecified amount, consisting of alleged diminution in market value of the subject shares from 1994 through the date of any judgment in the plaintiff's favor. The Company and its officers believe that the Company's position regarding the claim has substantial factual and legal support and are vigorously defending the matter. However, the Company is unable to predict the ultimate outcome of this claim and, accordingly, no adjustments have been made in the consolidated financial statements for any potential losses or potential issuance of common stock.

12. SUBSEQUENT EVENTS

     The Company's financial statements for the three years ended December 31, 1996 were originally issued by the Company on May 6, 1997 and were included in the Company's annual report on Form 10-K for the year ended December 31, 1996. These financial statements are currently being reissued and, accordingly, significant events occurring after May 6, 1997 are required to be disclosed in these consolidated financial statements.

     Sales of Convertible Debentures and Common Stock

     As discussed in Note 1, in May 1997, the Company was in the process of negotiating the sale of convertible securities in order to sustain the Company's operations. Subsequently, the Company received approximately $3,865,000 (less commissions and fees of approximately $484,000) from the sale of convertible debentures, and $3,000,000 (less commissions and fees of $240,000) from the sale of common stock.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

12. SUBSEQUENT EVENTS (continued)

     Sales of Convertible Debentures and Common Stock (continued)

Convertible debentures. During the quarter ended June 30, 1997, the Company raised approximately $3,865,000 (less commissions and fees of approximately $484,000) through the sale of non-interest bearing convertible debentures. These debentures had a maturity date in May, 1998, and were convertible, at the option of the holder, commencing 45 days from the date of issue into restricted common stock of the Company. The convertible debentures had an assured discount of 25% from the prices of the Company's common stock at various defined periods. In connection with this discount, SEC Staff comments and consistent with SEC observer comments at the Emerging Issues Task Force meeting on March 13, 1997 related to this topic, the Company recorded a deferred asset of $1,288,000 upon the receipt of the funds and amortized this discount amount over the period commencing on the date the security was issued to the date it first became convertible. Accordingly, the Company recorded a non-cash interest charge related to these securities of $1,288,000. During the quarter ended September 30, 1997, the entire amount of the debentures, $3,865,000 had converted into an aggregate of 11,982,343 shares of the Company's common stock and has, accordingly, increased the Company's shareholders' equity by an equal amount.

Common stock. During the quarter ended September 30, 1997, the Company consummated a sale of restricted common stock under a private placement to accredited United States investors under Regulation D. Proceeds from this sale were $3,000,000 (less commissions and fees of $240,000). A total of approximately 4,615,000 shares were sold at a price of $0.65 per share. Additional shares may be required to be issued under a valuation guarantee should the closing bid price of the Company's common stock, as stated on the Nasdaq SmallCap Market, not exceed an average of $0.78 for any five consecutive trading days during the thirty days immediately following the effective date of a Registration Statement.

     While the proceeds from the sales of the convertible debentures and common stock satisfied the Company's immediate cash needs, further financing (or positive cash flows from operations) will be required in order to sustain operations in the near term.

     Sale of MapLinx

     As discussed in Note 3, in May 1997, the Company was in the process of attempting to sell the net assets of MapLinx and in July 1997, the Company completed a transaction in which it sold all rights to the underlying software technologies of MapLinx. further, as part of the transaction, the purchaser acquired all of MapLinx' current assets and assumed all of its liabilities. The sale price of approximately $850,000 was adjusted (reduced) by the excess of MapLinx' current liabilities over current assets (approximately $380,000), resulting in a net sales price of $470,000. Approximately $235,000 was paid at closing, the balance of $235,000 plus interest is due six months from closing. As a result, the Company recognized an $813,000 gain on the sale of the net assets of MapLinx in the quarter ended September 30, 1997.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

12. SUBSEQUENT EVENTS (continued)

     Settlement of Class Action Claim

     As discussed in Note 11, in May 1997, the Company was unable to predict the ultimate outcome of the class action claim which originated in July, 1995. However, in July 1997, in an effort to avoid the expense of and resolve the uncertainty of litigation, the Company tentatively agreed to a Stipulation and Agreement of Settlement of this class action ("Stipulation Agreement"). The Company continues to deny any wrongdoing with respect to this action and seeks to settle to avoid further substantial expense, inconvenience and risk. the plaintiff's counsel is presently providing notice of the action and the proposed settlement to the class members. A hearing is scheduled to be heard by the Court on December 12, 1997 ("Settlement Hearing") at which time it is contemplated that the Court will enter a final order approving the following terms of the settlement. If approved, the Company will deliver and place into escrow 1,000,000 shares of its common stock. In the event that the average closing bid price of the Company's common stock for the ten trading days prior to the Settlement Hearing is less than $0.50 per share, the Company will issue additional shares, determined by dividing $500,000 by the ten day average less the shares already placed into escrow. Further, the Company and its insurance carrier will each deposit into escrow $350,000, totaling $700,000. Based upon the Stipulation Agreement, the Company has recorded an $850,000 unusual charge to earnings in the quarter ended June 30, 1997.

     Shareholder's equity

     During the nine month period ended September 30, 1997, the Company consummated sales of 85,250 shares of common stock resulting from the exercise of stock options. Proceeds raised from these sales aggregated $23,000.

     During the nine month period ended September 30, 1997, the Company issued 6,945,000 shares of common stock, 6,145,000 of which are subject to registration, to officers, employees and outside consultants. The shares had a fair value (adjusted for the value of 2,000,000 canceled options) on the date of issuance of approximately $2,477,000 and, accordingly, the Company recorded a non-cash compensation charge of approximately $2,477,000. further, 2,500,000 of these shares are subject to forfeiture based upon specified Company performance criteria. Additionally, for the nine months ended September 30, 1997, in lieu of cash compensation to various officers, employees and consultants, the Company's Board of Directors authorized a reduction of the exercise price of 3,915,000 outstanding options to purchase the Company's common stock to prices ranging from $0.01 to $1.00 per share. The options originally had exercise prices ranging from $0.50 to $1.50 per share. Accordingly, the Company recorded non-cash charges of approximately $1,271,000 for employee compensation (calculated using the intrinsic method) and consulting services (calculated using the fair value method). The Company also recorded a non-cash compensation charge of $18,000 for options granted to two key employees as part of their employment contract agreements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

12. SUBSEQUENT EVENTS (continued)

     Shareholder's equity (continued)

     During October, 1997, the Company issued 1,147,652 restricted shares of common stock to HPS America, Inc. ("HPS") for settlement of product development costs aggregating $860,739 owed to HPS and its affiliates. Additional shares may be required to be issued should the net proceeds from the sale of these shares not equal $0.75 per share. In the event the net proceeds exceed the gross valuation amount, $860,739, then the Company shall be entitled to either a credit to be applied against potential future HPS invoices or the return to the Company of 75% of the excess proceeds (as determined by the per share sales price in excess of $0.75).

     At the Company's annual shareholders' meeting on November 26, 1997, the Company's shareholders passed a resolution to grant the Board of Directors authority to amend the Certificate of Incorporation to increase the authorized shares of common stock from 150,000,000 to 300,000,000. Additionally, the shareholders granted the Board of Directors authority to effect a reverse stock split in a ratio ranging from one-for-two through one-for-ten. The Board of Directors has not caused either of these alternatives to become effective, nor do they have any present plans to do so.

     Software Distribution Agreement

     In July 1997, the Company acquired from Cognizant Technology Solutions Corporation ("CTS") the rights to two technologies (the "Technology") that complement the Company's existing Year 2000 product solutions. Pursuant to the software distribution agreement, in exchange for the Technology rights, the Company is required to pay CTS a royalty on sales of the Technology at defined rates subject to minimum annual royalties as follows: $100,000 in 1997, $900,000 in 1998, $1,400,000 in 1999 and $400,000 in 2000.

        ______________________________________________________

No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus shall not, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

        ______________________________________________________

                                TABLE OF CONTENTS

                                                               Page
                                                               ----

Reports to Security Holders ................................    2
Available Information ......................................    2
Prospectus Summary .........................................    3
Risk Factors ...............................................    7
Dividend Policy ............................................   11
Capitalization .............................................   11
Selected Financial Data ....................................   12
Management's Discussion and Analysis .......................   13
Business ...................................................   19
Management .................................................   30
Certain Transactions .......................................   36
Security Ownership of Certain Beneficial
  Owners and Management ....................................   37
Selling Security holders ...................................   38
Plan of Distribution .......................................   46
Shares Eligible for Future Sale ............................   47
Description of Securities ..................................   48
Legal Matters ..............................................   49
Experts ....................................................   49
Index to Financial Statements ..............................   50
Financial Statements .......................................   F-1


Until ____________ (25 days after the commencement of the offering), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

        ______________________________________________________


                                9,589,869 Shares
                                 of Common Stock


                             COMPUTER CONCEPTS CORP.



                                  _____________


                                   PROSPECTUS

                                  _____________






                            December___, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

        The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:

SEC Registration Fee (Previously paid) ...   $ 12,791
Blue Sky Fees and Expenses ...............     15,000
Legal Fees and Expenses ..................    100,000
Accounting Fees and Expenses .............     75,000
Printing Expenses ........................     25,000
Miscellaneous ............................     52,209
                                             --------
      Total ..............................   $280,000

Item 15. Indemnification of Directors and Officers

     See "Management - Personal Liability and Indemnification of Directors".

Item 16. Recent Sales of Unregistered Securities

     The following discussion sets forth all sales of unregistered securities by the Company during the last three years. No sales were made through underwriters, and unless otherwise noted, all securities sold were shares of Common Stock:

1994
     During 1994, in an offering to 34 accredited investors, the Company issued an aggregate of 2,069,000 shares of its Common Stock pursuant to Regulation D of the Act for an aggregate offering price of $1,214,000 with commissions and costs of the offering aggregating approximately $200,000 of that amount. The Company also issued 600,000 shares of its Common Stock upon the exercise in 1994 of options exercisable at $.01 per share previously issued to two consultants as compensation for services rendered. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     Also in the second quarter of 1994, in off-shore transactions in an offering to two non-United States persons who were also accredited investors, the Company issued an aggregate of 2,520,000 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $1,587,500, with commissions and costs of the offering aggregating approximately $190,000 of that amount. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     During 1994, the Company acquired three computer software companies (MapLinx, DBopen and CCEL) and computer software technology assets (Superbase). In conjunction with these acquisitions, the Company issued an aggregate of 7,979,000 shares of its Common Stock, including 175,000 shares issued as finder's fees and 267,000 shares issued as the result of the Company's failure to timely effect the registration of shares issued to the seller of the software technology asset. In conjunction with the acquisition of that asset, the Company agreed to a penalty provision requiring payment of a penalty and issuance of additional shares in the event the Company failed to effect the timely registration of the sellers Common Stock. In the transactions to acquire the three companies, the Company's Common Stock was issued in exchange for 100% of the securities of each of the three companies. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 375,000 shares or options exercisable for shares of its Common Stock as compensation to employees and consultants during 1994. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

1995

     During the first and second quarters of 1995, in two offerings to thirty-seven accredited investors, the Company issued an aggregate of 5,800,279 shares of its Common Stock pursuant to Regulation D of the Act for an aggregate offering price of $3,125,415, with commissions and costs of the offering aggregating approximately $629,677 of that amount. In December of 1995, an employee of the Company paid $12,500 to exercise options for 25,000 shares of Common Stock. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     Also in the first and second quarters of 1995, in off-shore transactions in two offerings to twenty non-United States persons who were also accredited investors, the Company issued an aggregate of 14,761,712 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of

$6,680,000, with commissions and costs of the offerings aggregating approximately $797,600 of that amount. Also, in December of 1995, in an off-shore offering to two non-United States persons who were also accredited investors, the Company issued an aggregate of 300,000 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $450,000, with no commissions or expenses of sale.
 The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 2,137,000 shares of its Common Stock as compensation to employees and consultants and 219,000 shares as settlement of trade payables during 1995. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

1996

     On January 24, 1996, the Company completed an off-shore offering to three non-United States persons who were also accredited investors, of 425,000 shares of restricted common stock under three private placements. On February 23, 1996, the Company completed a second off-shore offering to five non-United States persons who were also accredited investors, of 590,000 shares of restricted common stock under five private placements. Proceeds raised from these sales aggregated $1,750,000, net of offering commissions and expenses of approximately $280,000. A total of 1,015,000 shares were sold at $2.00 per share. On March 18, 1996, an additional $1,700,000 (net of commissions and expenses of approximately $300,000) was raised from the sale of 13% convertible debentures to one non-U.S. investor. Such debentures were converted at the option of the holder, into the restricted common stock of the Company at a conversion rate of 67.5% of the fair market value of the Company's common stock for the principal amount of $2,000,000 plus accrued interest, in May of 1996 into 2,473,837 shares. On April 15, 1996, $3,000,000 (before commissions and expenses of approximately $300,000) was raised from the sale of 5% convertible debentures to one non-U.S. investor, $250,000 of which was converted into 250,000 shares on June 10, 1996, $1,000,000 of which was converted into 1,162,790 shares on July 2, 1996, and the balance of $1,750,000 of which was converted into 2,011,494 shares on July 3, 1996, all at a conversion rate of 75% of the fair market value of the Company's common stock at the time of conversion. The Company placed another $3,000,000 of 13%
Convertible Debentures (before commissions and expenses of approximately $194,000) with eight non-U.S. investors, all of which was converted into common stock of the Company from June 3, 1996, through July 1, 1996, for an aggregate of 3,079,132 shares at a conversion rate of 75% of the fair market value of the Company's common stock at the time of conversion. The Company also placed an additional $3,300,000 of 5% Convertible Debentures (before commissions and expenses of approximately $430,000) with one non-U.S. investor on June 28, 1996, which was converted into common stock of the Company from August 28, 1996 to November 28, 1996, for an aggregate of 7,654,441 shares at a conversion rate of 80% of the fair market value of the Company's common stock at the time of conversion. All of the foregoing transactions were effected in off-shore offerings with non-U.S. investors pursuant to Regulation S of the Securities Act. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the securities so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 4,934,535 shares of its restricted Common Stock as compensation to employees and consultants and 8,107,405 shares in settlement of company obligations related to prior acquisition transactions of the company. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

1997

     During 1997, in one offering to three accredited investors, the Company issued an aggregate of 4,615,385 shares of its Common Stock pursuant to
Regulation D of the Act for an aggregate offering price of $3,000,000, with commissions and costs of the offering aggregating approximately $240,000 of that amount. In February of 1997, an employee of the Company paid $2,625 to exercise options for 5,250 shares of Common Stock. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     In May 1997, $3,381,000 (net of commissions and expenses of approximately $484,000) was raised from the sale of 13% convertible debentures to two non-U.S. investors. Such debentures were converted at the option of the holders, into the restricted common stock of the Company at a conversion rate of 75% of the fair market value of the Company's common stock for the principal amount of $3,865,000 in July of 1997 into 11,982,343 shares. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 7,409,362 shares of its Common Stock as compensation to employees and consultants during 1997. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

Item 17.  Exhibits and Financial Statement Schedules.

     2.1 Reorganization Agreement dated April 22, 1989. (Incorporated by reference to Exhibit 2(a) to the Company's Form S-1 Registration Statement) (1)
     2.2 Merger agreement between Computer Concepts Investment Corp. and RAMP Associates Inc. dated October 31, 1990. (Incorporated by reference to
          Exhibit 2(b) to the Company's Form S-1 Registration Statement)(1)
     2.3 Merger agreement between Computer Concepts Corp. and Softworks, Inc. (Incorporated by reference to Exhibit 2(a) to the Company's Form 8-K filed on October 29, 1993)
     2.4 Merger Agreement dated December 31, 1994, between the Company, its wholly owned subsidiary, CCC/MapLinx Corp., and MapLinx Corp. and Merit Technology, Inc. (Incorporated by reference to Exhibit 10(a) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994.)

     3.1(i)(a) Certificate  of  Incorporation,  as amended.  (Incorporated  by reference to Exhibit 3(a) of Form S-1 Registration Statement.)(1)
           (b) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement.)(1)
           (c) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement.)(1)
           (d) Certificate of Amendment (Authorizing Increase in Shares of Common Stock) (Incorporated by reference to Exhibit 3.1(i)(d) of Form 10-K filed April 15, 1996.)
     3.2(ii)  By-Laws.  (Incorporated  by  reference  to  Exhibit  3(d)  to  the
          Company's Form S-1 Registration Statement.)(1)
     4.1  Form of  Common  Stock  Certificate.  (Incorporated  by  reference  to
          Exhibit 4 to the Company's Form S-1 Registration Statement.)(1)
     4.2 Computer Concepts Directors, Officers and Consultants 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on June 28, 1995)
     4.3 Computer Concepts Employees 1993 Stock Option Plan (Incorp. by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed on June 28, 1995)
     4.4 Computer Concepts 1995 Incentive Stock Plan (Incorporated by reference to Exhibit 5 to the Company's Proxy Statement filed on January 29, 1996.)
     10.1 Lease Extension Agreement between Atrium Executive Center and the Company (Incorporated by reference to Exhibit 10(g)(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.)
     10.2 Agreement between Software Publishing Corp. And the Company dated June 14, 1994. (Incorp. by reference to Exhibit 10(a) to the Company's Form 8-K filed on July 1, 1994.)
     10.3 Agreement between Computer Concepts Europe, Ltd. and the Company dated August 15, 1993. (Incorporated by reference to Exhibit 10(v) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1993.)

     10.4 Agreement between Computer Concepts Europe, Ltd. and the Company dated September 27, 1993. (Incorporated by reference to Exhibit 10(w) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1993.)
     22 Subsidiaries of the Company. (Incorporated by reference to Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)
     (1) Filed with Form S-1, Registration Statement of Computer Concepts Corp. Reg. No. 33-47322 and are incorporated herein by reference.

The following Exhibits are filed herewith:

     5.   Opinion regarding Legality (Opinion by Daniel B. Kinsey, P.C.)*
     24.1 Consent of Daniel B. Kinsey, Esq. (Included in Item 5)
     24.2 Consent of Hays & Company
     25.1 Powers of Attorney (appear on page II-4).
--------
(1)  All  references  to  Registration  on Form S-1  refer to  Registration  No.
     33-47322.
*    To be filed by amendment.

Item 18. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the Certificate of Incorporation, Bylaws, indemnity agreements, the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii)Include any additional or changed material information on the plan of distribution.

   (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

   (5)    Provide  to  the   underwriter   at  the  closing   specified  in  the
          underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bohemia, New York on the 19th day of December, 1997.

                               COMPUTER CONCEPTS CORP.


                               By: /s/Daniel Del Giorno, Sr.
                                   -----------------------------------
                                      Daniel Del Giorno, Sr., Chairman

                                POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 19, 1997, by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Daniel DelGiorno, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


          Signatures                           Title
          ----------                           -----
/s/Daniel Del Giorno, Sr.
---------------------------                  Chairman, Director, Ass't Sec.
Daniel Del Giorno, Sr.

/s/Daniel Del Giorno, Jr.
---------------------------                  President, Principal Operating
Daniel Del Giorno, Jr.                       Officer, Director

/s/Jack Stuart Beige
---------------------------                  Director
Jack Stuart Beige

/s/George Aronson
---------------------------                  Chief Financial Officer
George Aronson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


================================================================================

                             COMPUTER CONCEPTS CORP.

================================================================================

                         Form S-1 Registration Statement

                                       ``

________________________________________________________________________________

                             E X H I B I T  I N D E X
________________________________________________________________________________

                                                         Page No. in Sequential
Exhibit                                                  Numbering of all Pages,
Number       Exhibit Description                         including Exhibit Pages
-------      -------------------                         -----------------------

5        Opinion and Consent of Counsel . . . . . . . .

23.1     Consent of Counsel . . . . . . . . . . . . . .     See Exhibit 5

23.2     Consent of Hays & Company  . . . . . . . . . .

24       Powers of Attorney . . . . . . . . . . . . . .     See signature page